                           SCHEDULE 14A INFORMATION

         PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )


Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:


/x/  Preliminary Proxy Statement                        / / Confidential, for Use of the Commission
                                                            Only (as permitted by Rule 14a-6(e)(2))
/ /  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            HARBINGER CORPORATION
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                               [HARBINGER LOGO]

                             HARBINGER CORPORATION

                           1055 Lenox Park Boulevard
                            Atlanta, Georgia 30319
                                 (404) 841-4334

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                   TO BE HELD
                                  MAY 8, 1996

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Harbinger Corporation (the "Company") will be held at: The Swissotel, 3391 Peachtree Road, Atlanta, Georgia 30326, at 9:00 a.m., eastern daylight savings time, on Wednesday, May 8, 1996 (the "Meeting"), to consider and act upon:

     1. the election of seven persons to serve as members of the Company's Board of Directors;

     2.     a proposal to approve the Company's 1996 Stock Option Plan;

     3. a proposal to approve the Amended and Restated Harbinger Corporation Employee Stock Purchase Plan;

     4. a proposal to approve modification to the Company's Amended and Restated 1993 Stock Option Plan for Nonemployee Directors;

     5. a proposal to ratify the selection of independent public accountants for the Company's current fiscal year; and

     6. such other business as may properly come before the Annual Meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on March 29, 1996, as the record date for the determination of shareholders entitled to notice of, and to vote at, the meeting.

                                             By Order of the Board of Directors:


                                             Joel G. Katz,
                                             Secretary
April 8, 1996
Atlanta, Georgia
                                   IMPORTANT

WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE MARK, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENVELOPE WHICH HAS BEEN PROVIDED. NO POSTAGE IS REQUIRED FOR MAILING IN THE UNITED STATES. IN THE EVENT YOU ARE ABLE TO ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON.

                            HARBINGER CORPORATION
                          1055 LENOX PARK BOULEVARD
                            ATLANTA, GEORGIA 30319

                             --------------------

                               PROXY STATEMENT

                            ---------------------

                                 MAY 8, 1996

                        ------------------------------

                 INFORMATION CONCERNING SOLICITATION AND VOTING

SHAREHOLDERS MEETING

     This Proxy Statement and the enclosed proxy are furnished on behalf of the Board of Directors of Harbinger Corporation, a Georgia corporation (the "Company"), for use at the Annual Meeting of Shareholders to be held on May 8, 1996 at 9:00 o'clock a.m. eastern daylight savings time (the "Annual Meeting"), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at The Swissotel, 3391 Peachtree Road, Atlanta, Georgia 30326.
The Company intends to mail this Proxy Statement and the accompanying Proxy card on or about April 8, 1996, to all shareholders entitled to vote at the Annual Meeting.

SHAREHOLDERS ENTITLED TO VOTE

     Only holders of record of Common Stock at the close of business on March 29, 1996 will be entitled to notice of and to vote at the Annual Meeting. At the close of business on March 29, 1996, the Company had outstanding and entitled to vote _________ shares of Common Stock. Each holder of record of Common Stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting. Any shareholder who signs and returns a Proxy has the power to revoke it at any time before it is exercised by providing written notice of revocation to the Secretary of the Company or by filing with the Secretary of the Company a Proxy bearing a later date. The holders of a majority of the total shares of Common Stock outstanding on the record date, whether present at the Annual Meeting in person or represented by Proxy, will constitute a quorum for the transaction of business at the Annual Meeting. The shares held by each shareholder who signs and returns the enclosed form of Proxy will be counted for the purposes of determining the presence of a quorum at the meeting, whether or not the shareholder abstains on all or any matter to be acted on at the meeting. Abstentions and broker non-votes both will be counted toward fulfillment of quorum requirements. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions from the beneficial owner.

COUNTING OF VOTES

     The purpose of the Annual Meeting is to consider and act upon the matters which are listed in the accompanying Notice of Annual Meeting and set forth in this Proxy Statement. The enclosed form of Proxy provides a means for a shareholder to vote for all of the matters listed in the accompanying Notice of Annual Meeting and described in the Proxy Statement. The enclosed form of Proxy also provides a means for a shareholder to vote for all of the nominees for Director listed thereon or to withhold authority to vote for one or more of such nominees. The Company's Bylaws provide that Directors are elected by a plurality of the votes cast. (Plurality means that more votes must be cast in favor of the election of a Director than those cast against election of such

Director). Accordingly, the withholding of authority by a shareholder (including broker non-votes) will not be counted in computing a plurality and thus will have no effect on the results of the election of such nominees.

     The accompanying form of Proxy also provides a means for a shareholder to vote for, against or abstain from voting on each of the other matters to be acted upon at the Annual Meeting. Each Proxy will be voted in accordance with the shareholder's directions. The affirmative vote of a majority of the shares of Common Stock present in person or represented by a Proxy and entitled to vote on proposals two through six set forth in the accompanying Notice of Annual Meeting is required for the approval of such proposal. Approval of any other matters as may properly come before the meeting also will require the affirmative vote of a majority of the shares of Common Stock present in person or represented by a Proxy and entitled to vote at the meeting. Abstentions with respect to proposals two through six will have the same effect as a vote against these proposals. With respect to broker non-votes, the shares will not be considered present at the meeting for the proposal to which authority was withheld. Consequently, broker non-votes will not be counted with regard to the proposal, but they will have the effect of reducing the number of affirmative votes required to approve the proposal, because they reduce the number of shares present or represented from which a majority is calculated.

PROXIES

     When the enclosed Proxy is properly signed and returned, the shares which it represents will be voted at the Annual Meeting in accordance with the instructions noted thereon. In the absence of such instructions, the shares represented by a signed Proxy will be voted in favor of the nominees for election to the Board of Directors, and in favor of the approval of proposals two through six.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth the amount and percent of shares of Common Stock which, as of March 21, 1996, are deemed under the rules of the Securities and Exchange Commission (the "Commission") to be "beneficially owned" by each member of the Board of Directors of the Company, by each nominee to become a member of the Board of Directors, by each Executive Officer of the Company, by all Directors, Nominees and Executive Officers of the Company as a group, and by any person or "group" (as that term is used in the Securities Act of 1934, as amended) known to the Company as of that date to be a "beneficial owner" of more than 5% of the outstanding shares of Common Stock of the Company:


                                                                 COMMON STOCK BENEFICIALLY
                                                                          OWNED(1)
                                                       ------------------------------------------
                                                        NUMBER OF SHARES OF        PERCENTAGE OF
DIRECTORS AND EXECUTIVE OFFICERS                           COMMON STOCK                CLASS
--------------------------------                       --------------------     -----------------
C. Tycho Howle(2)...............................              927,731                   8.9%
David T. Leach(3)...............................              301,195                   2.9
James C. Davis(4)...............................              216,961                   2.1
George S. Hart(5)...............................               80,485                     *
Donald L. House(6)..............................               90,000                     *
Joel G. Katz(7).................................               28,174                     *
William B. King(8)..............................               33,044                     *
Stuart L. Bell(9)...............................               18,750                     *
William D. Savoy(10)............................            1,564,959                  14.9
David A. Meeker(11).............................               11,750                     *
James M. Travers(12)............................               15,600                     *
Roger E. Covey..................................                  -0-                     *
Henk P.M. Kivits................................                2,666                     *
All executive officers and directors as a group
  (13 persons)(13)..............................            3,291,315                  31.4



                                                                                  PERCENTAGE OF
                                                        NUMBER OF SHARES OF       -------------
OTHER SHAREHOLDERS                                         COMMON STOCK               CLASS
------------------                                     --------------------       -------------
Paul G. Allen (14).............................             1,534,959                  14.7
Vulcan Ventures, Inc.(15)......................             1,534,959                  14.7
System Software Associates, Inc.(16)...........             1,000,000                   9.5
AXA Equity & Law Assurance Society Plc(17).....               832,757                   7.9
Orbis Pension Trustees Ltd.(18)................               774,913                   7.4

------------------------
  * Less than 1% of the outstanding Common Stock.
(1) Under rules promulgated by the Commission, "beneficial ownership" includes having or sharing with others the power to vote or direct the investment of securities. Accordingly, a person having or sharing the power to vote or direct the investment of securities is deemed to "beneficially own" the securities even if he has no right to receive any part of the dividends on or the proceeds from the sale of these securities. Also, because "beneficial ownership" extends to persons, such as the principal shareholders of a corporate shareholder, who share power to vote or control the disposition of the securities, the very same securities may be deemed to be "beneficially owned" by two or more persons shown in the table. Information with respect to "beneficial ownership" shown in the table above is based on information supplied by the directors, executive officers of the Company's and filings made with the Commission or furnished to the Company by other shareholders.
(2) Includes 717,993 shares held of record by Mr. Howle, 54,044 shares held of record by Marie Howle, the wife of Mr. Howle, an aggregate 10,094 shares held by or for the benefit of Mr. Howle's children, 145,000 shares held in a family limited partnership for the benefit of Mr. Howle's siblings and their families; and 600 shares held in a foundation created by Mr. Howle. Mr. Howle disclaims beneficial ownership of all such shares, other than the shares held of record by Mr. Howle. Mr. Howle's address is in care of Harbinger Corporation, 1055 Lenox Park Boulevard, Atlanta, GA 30319.
(3) Includes 208,878 shares held of record by Mr. Leach, 2,317 shares held of record by Lynn J. Leach, the wife of Mr. Leach, and 90,000 shares subject to options exercisable immediately.
(4) Includes 110 shares held of record by Mr. Davis, 206,851 held jointly by Mr. Davis and his wife and 10,000 shares subject to options exercisable immediately.
(5)  Includes 52,500 shares subject to options exercisable immediately.
(6)  Includes 40,000 shares subject to options exercisable immediately.
(7)  Includes 25,625 shares subject to options exercisable immediately.
(8)  Includes 20,000 shares subject to options exercisable immediately.
(9)  Includes 3,750 shares subject to an option exercisable immediately.
(10) Includes 16,250 shares subject to options exercisable immediately. Also includes 1,548,709 shares beneficially owned by Vulcan Ventures, Inc. ("Vulcan"), as to which Mr. Savoy disclaims beneficial ownership. The address of Mr. Savoy is 110 110th Avenue, N.E., Suite 550, Bellevue, WA 99004.
(11) Includes 11,250 shares subject to an option exercisable immediately.
(12) Includes 12,500 shares subject to an option exercisable immediately.
(13) Includes 281,875 shares subject to options exercisable immediately. Also includes 1,548,709 shares beneficially owned by Vulcan and 1,000,000 shares of Common Stock beneficially owned by SSA. Excludes shares of Common Stock, if any, that may be issued upon the redemption of shares of the Company's Zero Coupon Preferred Stock held by SSA.
(14) The address of Paul G. Allen is 110 110th Avenue, NE, Suite 550,
     Bellevue, WA 99004.
(15) The address of Vulcan is 110 110th Avenue, N.E., Suite 550, Bellevue, WA 99004.
(16) Excludes shares of Common Stock, if any, that may be issued upon the redemption of shares of the Company's Zero Coupon Preferred Stock. The address of SSA is 500 West Madison, Chicago, Illinois, 60661.
(17) The address of AXA Equity & Law Assurance Society Plc is 20 Lincoln's Inn Field, London, England WC2A 3ES.
(18) The address of Orbis Pension Trustees Ltd. is 1 Conaught Place, London, England W2 2DY.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

INTRODUCTION

     At the Annual Meeting, seven directors are to be elected for the terms described below. In accordance with Section 5.2 of the Company's Articles of Amendment and Restatement, beginning with the 1996 Annual Meeting of Shareholders, the Board of Directors of the Company will be divided into three classes, Class I, Class II and Class III, with each class to be equal or nearly equal in number to each other class. The three classes shall have terms expiring at the 1997, 1998 and 1999 Annual Meetings, respectively. The three classes and the nominees assigned to each class by the Board are set out below. At each Annual Meeting following the 1996 Annual Meeting, the successors of the class of Directors whose term expires shall be elected to hold office for a term expiring at the Annual Meeting held in the third year following the year of election. The Board of Directors has adopted a policy statement that provides as follows: "It is the policy of Harbinger Corporation, in order to ensure full representation of the Company's shareholders on the Board of Directors and to enhance the Company's access to talented managerial advisors, that no nonemployee director of the Company shall serve as a director for more than eight consecutive years and that each nonemployee director when first elected to the Board of Directors (including after a period of non-service) shall serve for only a one year term unless renominated by the Board of Directors at that time, in which case he or she shall be included in the Company's staggered board in a manner determined by the Board of Directors."

     Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the seven nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as the Board of Directors may select. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve.

     The Board of Directors recommends a vote FOR each named nominee.

NOMINEES

     The name and age, principal occupation or employment, and other data regarding each nominee, based on information received from the respective nominees, are set forth below:

NOMINEES TO SERVE UNTIL THE 1999 ANNUAL MEETING (CLASS III)

 C. TYCHO HOWLE

     Mr. Howle, age 46, has served as Chairman of the Board of Directors and Chief Executive Officer of the Company and its predecessors since 1983. From 1981 to 1983 Mr. Howle was a consultant with McKinsey & Company, Inc., a management consulting firm. From 1979 to 1981, Mr. Howle was a Product Line Manager with the Hewlett-Packard Company. From 1973 to 1977, he was a project manager with Booz, Allen & Hamilton's Applied Research Unit.

 WILLIAM D. SAVOY

     Mr. Savoy, age 31, has been a director of the Company since May 1993. Under the Company's policy statement regarding term limits for nonemployee directors, Mr. Savoy will be eligible to serve as a director through the date of the Company's Annual Meeting to be held in 2001. Mr. Savoy has served as President of Vulcan Northwest, Inc. since 1988. Mr. Savoy is also a director of Telescan, Inc.

NOMINEES TO SERVE UNTIL THE 1998 ANNUAL MEETING (CLASS II)

 DAVID T. LEACH

     Mr. Leach, age 45, has served as President and a director of the Company since February 1994. From June 1992 until February 1994, he was Group Executive Vice President, Sales and Operations of the Company. He served as Senior Vice President of Harbinger Computer Services, Inc. ("HCS") from 1988 until 1990 and was President of HCS from 1990 until its reorganization into Harbinger Corporation in 1992. Prior to joining HCS, Mr. Leach was a consultant with McKinsey & Company, Inc., a management consulting firm.

 ROGER E. COVEY

     Roger E. Covey, age 40, has been a director of the Company since July 1995. Under the Company's policy statement regarding term limits for nonemployee directors, Mr. Covey will be eligible to serve as a director through the date of the Company's Annual Meeting to be held in 2003. Mr. Covey currently serves as Chief Executive Officer and Chairman of the Board of SSA, positions which he also held from its inception in October 1981 until August 1991, at which time he was elected as SSA's Vice-Chairman of the Board. From August 15 until October 31, 1994, he served as SSA's Vice President--Research and Development.

NOMINEES TO SERVE UNTIL THE 1997 ANNUAL MEETING (CLASS I)

 WILLIAM B. KING

     Mr. King, age 51, has been a director of the Company since January 1993. Under the Company's policy statement regarding term limits for nonemployee directors, Mr. King will be eligible to serve as a director through the Company's Annual Meeting to be held in 2001. Mr. King has served as Chairman of Private Business, Inc., a banking software provider, since 1991. From 1986 until February 1995, Mr. King served as Chairman of FISI-Madison Financial Corporation, Chairman of CUC Europe, and served on the Board of Directors of CUC International.

 STUART L. BELL

     Mr. Bell, age 42, has been a director of the Company since April 1995. Under the Company's policy statement regarding term limits for nonemployee directors, Mr. Bell will be eligible to serve as a director through the date of the Company's Annual Meeting to be held in 2003. Mr. Bell served as Executive Vice President and Chief Financial Officer of CUC International from 1983 to January 1995, and has served as Assistant to the Chief Executive Officer of CUC International since February 1995.

 HENK P.M. KIVITS

     Mr. Kivits, age 42, has been Supervisory Director of Harbinger NV since February 1995. Under the Company's policy statement regarding term limits for nonemployee directors, Mr. Kivits will be eligible to serve as a director through the date of Company's Annual Meeting to be held 2004. Mr. Kivits is the founder and served as President of Intercai Holding B.V., from January 1980 until January 1995. From January 1995 until the present he has served as Chief Executive Officer of KPN Multimedia.

BOARD OF DIRECTORS MEETINGS AND COMMITTEES

     During 1995, the Board of Directors held eleven meetings. All of the directors attended at least 75% of the aggregate total number of meetings of the Board of Directors and meetings of committees of the Board of Directors on which they served.

     The Company's Board of Directors has established an Audit Committee and Compensation Committee. The following persons presently serve on the Audit
Committee: William B. King and Stuart L. Bell. The Audit Committee met two times in 1995. The primary functions of the Audit Committee are to review the scope and timing of the audit and non-audit services to be rendered by the Company's independent accountants to review audit plans of the independent accountants and internal auditors and to review the reports upon completion of their audits, to review the appropriateness of the Company's accounting policies, the adequacy of its financial controls and the reliability of the financial information reported to the public, and to report to the Board of Directors on its activities. The following directors presently serve on the Compensation Committee: William D. Savoy, William B. King and Stuart L. Bell. The Compensation Committee met one time in 1995. The primary functions of the Compensation Committee are to review and approve, subject to ratification of the Board of Directors, the Chief Executive Officer's compensation, to consult with the Chief Executive Officer and approve compensation for executive officers and other key employees, to administer the Company's stock option plans and employee stock purchase plans, including approval of all awards thereunder, to approve management incentive bonuses, and to report to the Board of Directors on these activities.

     As compensation for serving on the Board of Directors, directors who are not also employees of the Company ("Nonemployee Directors") receive $900 for each meeting of the full Board and $250 for teleconference Board meetings of 90 minutes or less in which they participate. In the Company's discretion, Nonemployee Directors may also be reimbursed for reasonable expenses incurred by them in connection with their attendance at Board Meetings. Nonemployee Directors are also eligible to receive options under the Company's Amended and Restated 1993 Stock Option Plan for Nonemployee Directors. See "Proposal 4, Approval of Modifications to the 1993 Stock Option Plan for Nonemployee Directors."

     During the term of the Alliance Agreement between the Company and SSA, SSA has the right to designate one member to stand for election to the Company's Board of Directors. SSA's designee is Roger E. Covey.

EXECUTIVE OFFICERS

     In addition to the individuals nominated for director above who are also executive officers of the Company, the following individuals presently serve as executive officers of the Company:

 JAMES C. DAVIS

     Mr. Davis, age 43, has served as President of Harbinger Group Operations since January 1995. In this capacity Mr. Davis has responsibility for international operations and corporate mergers and acquisitions. He served as President of the Company from January 1989 until December 1993, when he resigned as an officer and director of the Company. He was Vice President and Senior Vice President of HCS from May 1984 until December 1988.

 JAMES M. TRAVERS

     Mr. Travers, age 44, has served as President of Harbinger Enterprise Solutions since January 1995. In this capacity, Mr. Travers manages the business operations acquired in the TI Acquisition. From 1978 through 1994, Mr. Travers served in various managerial positions with TI, including the position as Director of Business Development for TI's Worldwide Applications Software Business and General Manager of TI's EDI business unit from June 1992 through December of 1994.

 GEORGE S. HART

     Mr. Hart, age 54, has served as Senior Vice President, Licensee Relationships of Harbinger since April 1984. He served as Senior Vice President, Business Development and Sales of the Company from the Reorganization in May 1992 until April 1994. From April 1984 to May 1992, Mr. Hart served as Senior Vice President, Business Development and Sales of HCS.

 DAVID A. MEEKER

     Mr. Meeker, age 53, has served as Vice President, Sales since January, 1995. From September 1992 through December 1994, Mr. Meeker served as Vice President, Sales for National Data Corp., a credit card processing company. From January 1992 through August 1992 Mr. Meeker served as Vice President, Sales and

Marketing for Software Alternatives, a computer software and systems vendor. From January 1990 to January 1992, Mr. Meeker served as Manager, U.S. Channel Operations for IBM.

 JOEL G. KATZ

     Mr. Katz, age 32, has served as Vice President, Finance and Secretary of Harbinger since January 1995. He served as Senior Director of Finance of the Company from February 1994 to January 1995, and he was elected Secretary in February 1994. He joined Harbinger in 1990 as Controller and became Director of Finance in December 1991. From 1985 to 1990, he was a certified public accountant in the audit division of Arthur Andersen LLP.

EXECUTIVE COMPENSATION

     The following table presents certain summary information concerning compensation earned for services rendered to the Company by the Company's Chief Executive Officer and each of the other four most highly compensated executive officers of the Company during 1995 (collectively the "Named Executive Officers") for the fiscal years ended December 31, 1995, 1994, and 1993.

                           SUMMARY COMPENSATION TABLE


                                                          Long Term
                                           Annual        Compensation
                                        Compensation        Awards
                                      -----------------  ------------
                                                          Securities           All
                                                          Underlying          Other
Name and Principal Position            Salary    Bonus   Options (#)       Compensation
---------------------------           --------  -------  ------------      ------------
C. Tycho Howle                  1995  $157,134  $65,920             -        $  800
 Chairman, Chief Executive      1994   149,375   23,721             -           662
   Officer and Director         1993   129,868   57,664             -             -

David T. Leach                  1995  $127,634  $52,602             -        $  800
 President, Chief Operating     1994   116,125   28,028        30,000           495
   Officer and Director         1993    96,000   48,485        12,500             -

James C. Davis                  1995  $106,727  $29,094        40,000        $  800
 President, Harbinger           1994    77,239        -             -             -
   Group Operations             1993   127,825   53,313        12,500             -

James M. Travers                1995  $106,673  $89,200        50,000        $4,238
 President, Harbinger           1994         -        -             -             -
   Enterprise Solutions         1993         -        -             -             -

David A. Meeker                 1995  $ 95,740  $50,000        45,000        $  500
 Vice President, Sales          1994         -        -             -             -
                                1993         -        -             -             -


OPTION GRANTS IN LAST FISCAL YEAR

     The following table contains information concerning options granted during the year ended December 31, 1995 to the Named Executive Officers:

                       OPTION GRANTS IN LAST FISCAL YEAR


                                                                              Potential Realizable
                                                                                Value at Assumed
                   Number of                                                 Annual Rates of Stock
                  Securities                         Exercise                Price Appreciation for
                  Underlying    % of Total Options   or Base                    Option Term (2)
                    Options   Granted to Employees    Price    Expiration  --------------------------
                  Granted (1)     Fiscal Year         ($/Sh)      Date          5%            10%
                  -----------     ----------         --------  ----------  ------------  ------------
C. Tycho Howle         -              -                 -          -            -             -
David T. Leach         -              -                 -          -            -             -
James C. Davis      40,000           8.51%            $6.38     01/25/02     $160,494      $406,723
James M. Travers    50,000          10.63%            $6.38     01/25/02     $200,617      $508,404
David A. Meeker     45,000           9.57%            $6.38     01/25/02     $180,556      $457,563

--------------------
(1) The options granted to the named executive officers were awarded under the Company's Amended and Restated 1989 Stock Option Plan (the "1989 Plan"). The options granted under the 1989 Plan are exercisable for a period not to exceed seven years from the date of grant. Options granted before July 1994 vest at the rate of 33-1/3% after each year of continuous employment with the Company. Options granted on or after July 1994 vest generally at the rate of 25% after each year of continuous employment with the Company. The exercise price of each option granted was not less than 100% of the fair market value of a share of Common Stock on the date of grant.

(2) Amounts represent the hypothetical gains that could be achieved for the respective options at the end of the seven year option term. The assumed 5% and 10% rates of stock appreciation are mandated by the rules of the Securities and Exchange Commission and may not accurately reflect the appreciation of the price of the Common Stock from the grant date until the expiration of the option term. These assumptions are not intended to represent a forecast of future stock appreciation of the Company's Common Stock. No assurance can be given that the Company's Common Stock will appreciate at all.

OPTIONS EXERCISED AND YEAR-END VALUES OF AN EXERCISED OPTION

     The following table sets forth information, as of December 31, 1995, regarding the number of shares received and the value realized upon exercise of the stock options, and the number and value of exercisable and unexercisable options to purchase Common Stock of the Company held by the Company's Named Executive Officers.

      AGGREGATED OPTION EXERCISES IN 1995 AND 1995 YEAR-END OPTION VALUES


                                                     Number of Shares
                                                       Underlying                   Value of Unexercised In-the-
                                                  Unexercised Options at                    Money Options
                    Shares                          December 31, 1995                 at December 31, 1995 (2)
                  Acquired On     Value      -------------------------------       ------------------------------
Name               Exercise    Realized (1)  Exercisable       Unexercisable         Exercisable    Unexercisable
----              -----------  ------------  -----------       -------------       --------------  --------------
C. Tycho Howle       None          N/A               -                   -                    -               -
David T. Leach       None          N/A          65,834              56,666           $1,257,996        $951,704
James C. Davis       None          N/A               -              40,000                    -        $664,800
James M. Travers     None          N/A               -              50,000                    -        $831,000
David A. Meeker      None          N/A               -              45,000                    -        $747,900

(1) Calculated by multiplying the number of shares underlying options by the difference between the closing sale price of the Common Stock as reported by The Nasdaq Stock Market on the date of exercise and the exercise price of the options.

(2) Calculated by multiplying the number of shares underlying options by the difference between the closing sale price for the Common Stock of $23.00 as reported by The Nasdaq Stock Market on December 31, 1995 and the exercise price of the options.

AGREEMENTS WITH EMPLOYEES

     Employees of the Company, including executive officers, are required to sign an agreement with the Company defining the employee's responsibilities, restricting the ability of the employee to compete with the Company during his or her employment and for a designated period thereafter, restricting solicitation of customers and employees following employment with the Company, and providing for ownership and assignment of intellectual property rights to the Company. The agreements have an indefinite term, but the employee may terminate employment with the Company at any time.

401(K) PROFIT SHARING PLAN

     The Company maintains a 401(k) Profit Sharing Plan (the "401(k) Plan") which is intended to be a tax-qualified defined contribution plan under Section 401(k) of the Internal Revenue Code of 1986, as amended (the "Code"). In general, all employees of the Company who have completed one year of service and have attained age 21 are eligible to participate. The 401(k) Plan includes a salary deferral arrangement pursuant to which participants may contribute, subject to certain Code limitations, a minimum of 3% and a maximum of 15% of their salary on a pre-tax basis. Subject to certain Code limitations, the Company may make a matching contribution of up to $300 of the salary deferral contributions of participants at a rate determined by the Board of Directors of the Company each year. The Company may also make an additional contribution to the 401(k) Plan each year at the discretion of the Board of Directors. The Board of Directors approved the contribution by the Company of $27,000 to the 401(k) Plan for 1995. A separate account is maintained for each participant in the 401(k) Plan. The portion of a participant's account attributable to his or her own contributions is always 100% vested. The portion of the account attributable to Company contributions (including matching contributions) vests at a rate of 20% per year commencing after the first year of service. Distributions from the 401(k) Plan may be made in the form of a lump-sum cash payment or in installment payments.

STOCK OPTION PLANS

     Employee Stock Option Plan.   The Company's Amended and Restated 1989
Stock Option Plan (the "1989 Stock Option Plan") became effective on July 26, 1989. The purpose of the 1989 Stock Option Plan is to provide incentives for officers, directors, consultants and key employees to promote the success of the Company, and to enhance the Company's ability to attract and retain the services of such persons. As amended, the aggregate number of shares of Common Stock reserved for issuance under the 1989 Stock Option Plan is 1.5 million shares. Options granted under the 1989 Stock Option Plan may be either (i) options intended to qualify as "incentive stock options" under Section 422 of the Code, or (ii) non-qualified stock options. The 1989 Stock Option Plan permits the grant of stock appreciation rights in connection with the grant of stock options. Stock options may be granted under the 1989 Stock Option Plan for all employees and consultants of the Company, or of any present or future subsidiary or parent of the Company, who are considered "key employees" or "key consultants." The 1989 Stock Option Plan is administered by the Compensation Committee of the Board of Directors. The Compensation Committee has the authority to determine exercise prices applicable to the options, the eligible officers, directors, consultants or employees to whom options may be granted, the number of shares of the Company's Common Stock subject to each option, and the extent to which options may be exercisable. The Compensation Committee is empowered to interpret the 1989 Stock Option Plan and to prescribe, amend and rescind the rules and regulations pertaining to the 1989 Stock Option Plan. Options granted under the 1989 Stock Option Plan generally vest over three or four years. No option is transferable by the optionee other than by will or the laws of descent and distribution, and each option is exercisable, during the lifetime of the optionee, only by such optionee.

     Any incentive stock option that is granted under the 1989 Stock Option Plan may not be granted at a price less than the fair market value of the Company's Common Stock on the date of grant (or less than 110% of fair market value in the case of holders of 10% or more of the total combined voting power of all classes of stock of the Company or a subsidiary or parent of the Company). Non-qualified stock options may be granted at the exercise price established by the Compensation Committee, which may be less than the fair market value of the Company's Common Stock on the date of grant.

     Each option granted under the 1989 Stock Option Plan is exercisable for a period not to exceed ten years from the date of grant (or five years in the case of a holder of more than 10% of the total combined power of all classes of stock of the Company or of a subsidiary or parent of the Company) and shall lapse upon expiration of such period, or earlier upon termination of the recipient's employment with the Company, or as determined by the Compensation Committee.

     As of March 21, 1996, options to purchase 983,477 shares of Common Stock were outstanding under the 1989 Stock Option Plan and 504,794 shares of Common Stock had been issued upon exercise of options granted under the plan.

     Nonemployee Directors Stock Option Plan.   The Amended and Restated 1993
Stock Option Plan for Nonemployee Directors (the "Nonemployee Directors Plan") became effective on April 30, 1993. A total of 150,000 shares of the Company's Common Stock have been reserved for issuance under the Nonemployee Directors Plan.

     The terms of the options granted under the Nonemployee Directors Plan, including the exercise price, dates and number of shares subject to the options are specified in the Nonemployee Directors Plan. The Nonemployee Directors Plan provides for the automatic granting of non-qualified stock options to Nonemployee Directors. Each Nonemployee Director receives an option to purchase 5,000 shares of Common Stock (4,000 shares if Proposal 4 is adopted) on the date of, and at a time immediately following every, annual meeting of the shareholders ("Annual Grant"). Each Nonemployee Director who is first appointed or elected to the Board and attends a regular quarterly meeting of the Board which occurs at any time other than at an annual meeting of the shareholders is granted an option to purchase a number of shares of Common Stock equal to the product of (i) 5,000 (4,000 if Proposal 4 is adopted) multiplied by (ii) a fraction, the numerator of which is the number of regular quarterly directors meetings expected by the Chief Executive Officer of the Company to occur between the date that such Nonemployee Director is appointed or elected to the Board and the first annual meeting of shareholders following such appointment or election, and the denominator of which is four (the "Interim Grant"). Annual Grants and Interim Grants vest during the year based on the attendance by the Nonemployee Director at the regular quarterly meetings of the Board. No option is transferable by the optionee other than by will or laws of descent and distribution, and each option is exercisable, during the lifetime of the optionee, only by such optionee. The exercise price of all options must be at least equal to the fair market value of the shares on the date of grant, and the term of each option may not exceed seven years. The Nonemployee Directors Plan will continue in effect for a period of ten years unless sooner terminated by the Board of Directors.

     As of March 21, 1996, options to purchase an aggregate of 60,000 shares of Common Stock were outstanding under the Nonemployee Directors Plan and approximately 11,250 shares had been issued pursuant to the exercise of options granted under the plan.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

GENERAL

     The Compensation Committee of the Company's Board of Directors has furnished the following report on Executive Compensation in accordance with the rules and regulations of the Securities and Exchange Commission. This report outlines the duties of the Committee with respect to executive compensation, the various components of the Company's compensation program for executive officers and other key employees, and the basis on which the 1995 compensation was determined for the executive officers of the Company, with particular detail given to the 1995 compensation for the Company's Chief Executive Officer.

     During 1995, the Compensation Committee was comprised of William D. Savoy and William B. King.

     Duties of the Committee include establishing and approving compensation of the Chief Executive Officer, consulting with the Chief Executive Officer for the purpose of reviewing and approving compensation for executive officers and other key employees, administering the Company's stock option plans for employees, and approving management incentive bonuses. In performing the duties described above, the Compensation Committee seeks to achieve the following:

      (i) to provide compensation opportunities that are based on the performance of the Company,

      (ii) to provide competitive compensation programs that enable the Company to attract and retain highly qualified executive managers who are focused on enhancing shareholder value, and

      (iii) to coordinate compensation programs and practices so that they promote the Company's annual and long-term business objectives and strategies.

     The Compensation Committee in all instances seeks to link compensation to the value and level of the performance of the executive. The Compensation Committee seeks to achieve this objective by implementing, as the principal components of compensation, a program of base salary, incentive compensation and equity-based incentives. The compensation decisions of the Committee relative to the Company's executive officers and key employees are described below as to each of the foregoing components.

COMPENSATION OF EXECUTIVE OFFICERS GENERALLY

     Salary. The salary levels of the Company's executive officers and other key employees are reviewed by the Committee annually. In determining appropriate base-salary levels, the Committee considers such factors as duties and responsibilities inherent in the position held, initiative, performance, tenure and pay practices for other companies of similar size in the electronics industry, as well as business conditions generally prevailing in the software and technology industries on whole.

     The Company refers to external information to determine base salaries paid by other companies for comparable positions. For example, the Company refers to a survey by organizations such as the American Electronics Association and the ITAA for both executives and non-executives to determine market salaries for comparable positions paid by other software and electronic companies of similar size, and awards salary increases based on the number of years experience and performance, giving consideration to the market salaries reflected by these surveys.

     Cash Bonuses. Annual cash bonuses are determined and paid to executives and key employees pursuant to the Company's compensation plan for executive officers and other key employees. For each executive and key employee, the cash bonus is based upon the attainment of financial objectives, either for the Company as a whole, or for the employees area of responsibility. For 1994, these objectives were weighted 70% to the attainment of targeted operating income and 30% to the attainment of targeted revenue. For 1995, these objectives were weighted to 60% to the attainment of targeted operating income and 40% to the attainment of targeted revenue. The Compensation Committee believes that the change toward a larger percentage of compensation being weighted toward the attainment of targeted revenue emphasizes the Company's perception of the importance of increasing the Company's market share in the rapidly growing market for electronic commerce software and services. Cash bonuses for executive officers and other key employees are targeted at ranges from 25% of base salary to 50% of base salary. The amount of the bonus payable to any executive officer or other key employee ranges from zero percent of targeted bonus to a maximum 225% of targeted bonus depending on the level of financial performance goals achieved. Since bonus payments are based on the degree in which the company achieves its overall operating income and revenue goals, the compensation of executive officers and key employees is higher during years in which the Company meets or exceeds its specified financial performance goals. Operating income and revenues for the year ended December 31, 1995 were $3.1 million and $23.1 million, respectively, as compared to an operating loss and revenues of $2.7 million and $13.7 million, respectively, for the year ended December 31, 1994. Total cash bonuses of $460,000 were paid to 16 members of senior management participating in the incentive plan during 1995. In addition, total cash bonuses of approximately $206,000 were paid to 13 members of senior management participating in the plan during 1994.

     Equity-based Incentives. The Company maintains stock option plans to provide executive officers and other key employees and consultants with additional incentive to promote the financial success of the Company which, in turn, is intended to positively impact the value of the Company's Common Stock. Options granted under the Company's 1989 Stock Option Plan have generally been long-term (seven years) and options granted since July 1994 generally vest at the rate of 25% per year during the four years following the date of grant.
All such options are exercisable at fair market value on the date of grant. With such features, the Company considers stock options as a way of aligning the interest of management with the interest of the Company's shareholders in inducing executive officers and other key employees to remain with the Company on a long-term basis. The Compensation Committee believes that the Company's long-term goals will best be achieved by maintaining in place the core management team of executive officers and other key employees. During 1995, options to purchase 135,000 shares of the Company's Common Stock were awarded to executive officers in connection with joining the Company. As of December 31, 1995, options to purchase an aggregate 1,010,574 shares of the Company's Common Stock were held by 147 employees under the Company's 1989 Stock Option Plan. Included in this amount as of December 31, 1995 are options to purchase 257,500 shares of the Company's Common Stock at an average exercise price of $5.71 held by executive officers named in the Summary Compensation Table. The Compensation Committee is recommending, and the Board of Directors have recommended the adoption of the Company's proposed 1996 Stock Option Plan to supersede and replace the 1989 Stock Option Plan. The Compensation Committee also administers the Company's 1996 Employee Stock Purchase Plan, which is submitted to the Shareholders for approval at the 1996 Annual Meeting.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

     In establishing cash bonus compensation for Mr. Howle, the Company observed similar guidelines as set forth for executive officers generally. The Company does not assign specific weighting to the various guidelines, or factors, other than the weighting that is applied to the achievement of operating income goals and the achievement of revenue goals. During 1995, Mr. Howle's base salary was increased to $160,000, effective April 1, 1995, as compared to $155,000 for the immediately preceding year. The Compensation Committee approved a bonus of $65,920 to Mr. Howle for 1995, reflecting the fact that the Company met its targeted goals for operating income and revenue for 1995. Mr. Howle's bonus is targeted at 50% of base salary if the Company and Harbinger NV each achieved, targeted operating income and revenue goals.
In 1994, Mr. Howle received a bonus of $20,708. The Compensation Committee has not awarded stock options to Mr. Howle.

POLICY WITH RESPECT TO QUALIFYING COMPENSATION FOR DEDUCTIBILITY

     Section 162(m) of the Internal Revenue Code of 1986, as amended, limits the deduction allowable to the Company for compensation paid to the Chief Executive Officer and each of the four other most highly compensated executive officers to $1.0 million. Qualified performance-based compensation is excluded from this limitation if certain requirements are met. The Company's policy is generally to preserve the federal income tax deductibility of compensation paid, to the extent feasible. The Committee believes that awards under the Company's management incentive plan and its award of options made under stock option plans for employees will qualify as performance-based compensation and thereby be excluded from the $1.0 million limitation. Notwithstanding the Company's policy to preserve the federal income tax deductibility of compensation payments, under certain circumstances, the Compensation Committee, in its discretion, may authorize payment, such as salary, bonuses or otherwise, that may cause an executive officer's income to exceed the deductible limits.

                                                 Compensation Committee


                                                 William D. Savoy
                                                 William B. King

                            STOCK PERFORMANCE GRAPH

     The following line-graph provides a comparison of the cumulative total shareholder return on the Company's Common Stock for the period from the date of the Company's initial public offering on August 22, 1995 through December 31, 1995, against the cumulative shareholder return during such period achieved by the Nasdaq Stock Market (U.S. Companies) and the Index for Nasdaq Computer and Data Processing Stocks (the "Nasdaq Computer Index"). All amounts have been calculated as if all dividends were reinvested.


                          8/22/95  8/31/95  9/30/95   10/31/95   11/30/95    12/31/95
                          ------------------------------------------------------------
Harbinger                   100    95.868    90.909     92.562    166.116     152.066
Nasdaq Stock Market         100    99.494   101.782    101.148    103.527     102.993
Nasdaq Computer Index       100    95.519    98.601     103.63    104.459     103.195



                                   [GRAPH]




COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Pursuant to its License Agreement with SSA, the Company has agreed to nominate a designee of SSA to the Board of Directors. SSA's designee is Roger
E. Covey. The Company has designated, and proposes that the shareholders vote in favor of, the election of Mr. Covey to the Company's Board of Directors.

                              CERTAIN TRANSACTIONS

HARBINGER NV

     In November 1993, the Company assisted in the founding of Harbinger NV, a Dutch corporation which markets electronic commerce products and services in the European market. The initial capitalization of Harbinger NV consisted of an investment of $500,000 from the Company and $2,000,000 from other investors, including executive officers and other shareholders of the Company. In 1995, the Company and certain of these investors contributed an additional $150,000 and $600,000, respectively, to Harbinger NV. The Company is a party to several agreements with Harbinger NV which govern the terms and conditions of the performance of services, the licensing of technologies, and the sharing of resources and personnel between the Company and Harbinger NV. Harbinger NV has a license to use the Company's network and PC technology and will pay the Company royalty fees based on a percentage of software and network revenues earned.

     In connection with the Company's Alliance Agreement with SSA, Harbinger NV employed twelve former SSA software engineers, and assumed the leases for three items of computer equipment and a leasehold facility in the Netherlands. Harbinger NV will utilize these personnel to provide software engineering services primarily for the Company. Services performed by Harbinger NV for the Company will be paid for by the Company at Harbinger NV's cost.

     In addition to the Company's ownership interest of approximately 20% of the common stock of Harbinger NV, approximately 60% of the common stock is owned by Vulcan Ventures and approximately 20% is owned by AXA Equity & Law Life Assurance Society Plc ("Equity & Law"). Both Equity & Law and Vulcan Ventures beneficially own more than 5% of the Company's voting securities. Messrs. Howle, Davis and Savoy serve as members of the Supervisory Board of Harbinger NV. Mr. Howle is an executive officer and director, and Mr. Davis is an executive officer of the Company, and Mr. Savoy is a director of the Company and a President of Vulcan Northwest, Inc. Members of the Supervisory Board of Harbinger NV, including Messrs. Howle and Savoy, are entitled to compensation for attendance at Board meetings of $700 per meeting attended and an annual grant of stock options to purchase 5,000 shares of the common shares of Harbinger NV at the fair market value on the day of the annual general shareholders meeting. During the three year period ended December 31, 1995, Harbinger NV paid approximately $656,000 to the Company for services rendered. Additionally, the Company paid expenses of $95,000, $95,000 and $39,000, for the years ended December 31, 1995, 1994 and 1993, respectively, that were reimbursed by Harbinger NV.

     The Company has agreed to loan Harbinger NV up to $1.0 million, under a revolving credit agreement bearing interest at the prime rate plus 1.125% per annum, secured by certain assets of Harbinger NV. The loan agreement has a one-year term, and is automatically renewable thereafter for consecutive one-year terms unless terminated by either party. Advances on this loan may be funded on a monthly basis as determined by the Company. The Company will have the right at any time to discontinue advances under this loan agreement; provided, however, that a request to fund the expenses of closing down Harbinger NV's operations must be met to the extent of the funds required to satisfy Harbinger NV's commitments. As additional consideration for the loan facility, the Company received a warrant to purchase for $1.00 per share a number of common shares of Harbinger NV (not to exceed 100,000 shares) equal to 10% of the maximum indebtedness outstanding at any time during the loan term.

     Under a Shareholders Agreement dated November 5, 1993 among the shareholders of Harbinger NV, during the period commencing November 5, 1994 and ending November 4, 1997 the Company has an option (the "Call Option") to purchase from the other shareholders of Harbinger NV all of their shares of Harbinger NV at a purchase price, which shall be one of the following two choices (with each Harbinger NV shareholder entitled to an independent selection of the purchase price choice): (i) one share of the Common Stock of the Company for each seven shares of common shares of Harbinger NV held by the shareholder at the time the Company exercises the Call Option, or (ii) the total amount contributed to the capital of Harbinger NV by the respective shareholder plus 30% compounded annual interest calculated as of the date of the original capital contribution. The Shareholders Agreement includes restrictions on transfer of the securities of Harbinger NV and a put-call option which may be exercised at any time on and after November 5, 1994 by any shareholder holding nine percent or more of the outstanding common shares of Harbinger NV. The Shareholders Agreement is effective until the earlier of December 31, 1999 or termination by written agreement of Harbinger NV and shareholders holding at least 80% of the aggregate issued shares.

HARBINGER NET SERVICES, LLC

     The Company organized Harbinger NET Services, LLC ("HNS") in December 1994 to address opportunities to use the Internet to perform electronic commerce transactions and related services. In March 1995, the Company invested approximately $360,000, and other individuals (including existing Harbinger shareholders, officers and directors) invested approximately $300,000 to provide initial funding. In June 1995, the Company purchased additional HNS common shares, for an aggregate consideration of $8.0 million, of which $2.0 million was paid in June 1995 and $6.0 million was paid in September 1995 from the proceeds of the Company's initial public offering. Also in June 1995, BellSouth invested $3.0 million in HNS in exchange for the BellSouth Debenture, which is a five year subordinated convertible debenture bearing interest at 6% per annum. The BellSouth Debenture will convert automatically into common shares of HNS at such time, if ever, as BellSouth under the terms of a consent decree applicable to BellSouth is permitted to make equity investments in companies such as HNS. No assurance can be given that such modification will be approved during the term of the BellSouth Debenture by the federal court having jurisdiction over the consent decree. Assuming immediate conversion of the BellSouth Debenture and exercise of outstanding HNS options, BellSouth would acquire 2.2 million HNS common shares, and the Company and BellSouth would own 70% and 24%, and Harbinger shareholders, officers and directors would own 6%, respectively, of the HNS common shares outstanding following such conversion.

     The Company and HNS have entered into several agreements effective May 1995 for the Company to receive certain rights and provide products and services to HNS. Under a Software License Agreement, HNS has granted the Company the non-exclusive right to license and distribute HNS products, if any, which may be derived from the Company's products, for a royalty to be determined by the Company and HNS in connection with such software products released by HNS. Also under the Software License Agreement, the Company provides HNS a right to license and distribute certain Company software programs and HNS pays the Company a royalty based on HNS's software revenues derived from Company products. Under a Management Agreement and a Development Agreement, the Company provides various management and development services to HNS in connection with its general management, the planning and execution of marketing and sales activities, and the development of software products in exchange for payment by HNS of specified costs of the Company's personnel performing such services and reimbursement of associated expenses. In accordance with a System Operation Agreement, the Company's value-added network ("VAN") is available to HNS under certain conditions at a flat monthly fee and a monthly royalty based on a percentage of network fees generated by HNS customers.

     The rights of HNS shareholders and the terms governing the management and operation of HNS are set forth in the Operating Agreement effective as of June 20, 1995, as amended, between HNS and the holders of its shares. Under the Operating Agreement, the shareholders of HNS have delegated to the Board of Managers of HNS the power and authority to operate and manage the business and affairs of HNS without any approval or vote on the part of the shareholders. The powers delegated to the Board of Managers include among others the power, without any HNS shareholder consent or approval to (i) approve the sale of all or substantially all of HNS's assets, (ii) approve the merger of HNS with or into another entity, (iii) amend the Operating Agreement of HNS, and (iv) approve the creation or issuance of additional or new classes of HNS shares which may be superior in economic or voting rights to existing shares. The Board of Managers consists of seven persons. Currently, two of such persons are designated by the Company, two are designated by BellSouth, two are jointly designated by the Company and BellSouth, and a final member is to be elected by majority vote of the HNS shareholders other than the Company. If either the Company or BellSouth holds only between five and ten percent of HNS's outstanding shares, then the number of Board designees for the respective party reduces to one, and if the share holdings fall below five percent, that party loses its Board designation rights. After December 31, 1996 the members of the Board of Managers are elected by simple majority vote of all HNS shareholders voting as a single class, except that BellSouth always maintains its Board designation rights for so long as BellSouth holds the BellSouth Debenture or owns at least five percent of the HNS common shares. Members of the Board of Managers of HNS have a fiduciary duty to perform in a manner they deem in the best interest of HNS while acting in that capacity.

     The sole rights of the HNS common shareholders as set forth in the Operating Agreement are to vote upon the election of the Board of Managers, to approve transfers of interest and to dissolve HNS or continue the business in the event of its dissolution. A common shareholder's shares are not freely transferable and are subject to restrictions in the Operating Agreement, and the Company is subject to certain additional restrictions under a June 1995 agreement among HNS, the Company and BellSouth ("Investment Agreement"). Under the Investment Agreement, the Company and BellSouth have a right of first refusal with respect to the future sale by HNS of certain securities and BellSouth has the right to require a purchaser of the Company's HNS shares to buy a portion of BellSouth's HNS shares. Shares of HNS represent the common shareholder's ratable interest in the net profits, net losses, distributions, assets and voting rights.

     Under the Operating Agreement an HNS common shareholder's shares are subject to repurchase at fair market value in the event of the death of the shareholder, and HNS shares held by shareholders owning less than 10% of the common shares are subject to a call option in favor of the Company at the fair market value of such shares exercisable at any time commencing July 1, 1996. Fair market value is to be determined in good faith by the Board of Managers based on the amount which would be paid in cash for HNS, as a going concern, by an unaffiliated third party financial buyer and taking into consideration additional factors which may include the absence of a trading market for the shares. Certain designated shareholders, including the Company and BellSouth, have the right after December 1, 1996 under certain circumstances to offer to sell to certain other designated shareholders of HNS all HNS shares of the offering shareholder or to purchase all of the shares owned by other designated HNS shareholders. Under this arrangement, the Company could be required to make a decision whether to sell its HNS shares or to purchase the HNS shares held by other designated shareholders at a point in time when the Company has insufficient funds or is unwilling to purchase such HNS shares. Except for the right of first refusal granted under the Investment Agreement, HNS common shareholders have no preemptive rights to acquire common shares or any new securities issued by HNS.

     HNS's Operating Agreement may be amended in writing at any time by approval of five out of seven of the Members of the Board of Managers, provided transactions involving the Company or BellSouth require special approval by the disinterested Managers. Shareholders are not required to consent to or participate in any decisions to amend the Operating Agreement. Amendments that materially and adversely affect the interests of the shareholders do not require, nor are they subject to, consent or approval by the shareholders of HNS. For federal income tax purposes, it is anticipated that HNS will be treated as a partnership. Each of the HNS shareholders, including the Company, will report on such shareholder's federal income tax return the shareholder's distributive share of the income, gains, losses, deductions and credits of HNS, irrespective of whether any actual distribution of cash or property is made to such shareholder during the taxable year. Any losses from the activities of HNS may be used to offset income of shareholders from other activities, subject to limitations of the Internal Revenue Code and applicable law.

     Amounts charged to HNS by the Company for services provided during the period ending December 31, 1995 were $324,000. Additionally, the Company paid expenses of $413,000 during such period on behalf of HNS. This amount subsequently was reimbursed by HNS. At December 31, 1995, the Company had an amount due from HNS of approximately $97,000 for services provided and expenses incurred by the Company, and for certain direct expenses incurred by the Company on behalf of HNS.

     The following executive officers, directors and owners of 5% or more of the voting securities of the Company also own the number of HNS common shares opposite their names: Mr. Howle (50,000 shares), Mr. Leach (35,714 shares), Mr. Davis (35,714 shares), Mr. Hart (8,349 shares), Mr. Katz (2,500 shares), Mr. House (4,285 shares), Mr. King (4,286 shares), and Vulcan Ventures, Inc. ("Vulcan Ventures") (76,429 shares).

SSA ALLIANCE

     In July 1995, the Company entered into an Alliance Agreement to form a strategic alliance relationship with SSA (the "SSA Alliance") pursuant to which the Company acquired from SSA computer software that performs EDI functions on IBM AS/400 workstations (the "AS/400 Software") and related computing equipment and licensed to SSA the AS/400 Software, the Company's UNIX and PC-based EDI software products, and related tools and utilities (the
"Licensed Software"). SSA agreed to exercise its best efforts to market the Licensed Software to clients who use SSA's BPCS software and to pay the Company royalties based upon net fees earned by SSA from the sale of the Licensed Software. Royalties are payable when net fees are collected. Net fees include software license fees, software maintenance and support fees and platform migration fees earned by SSA, net of taxes and net of commissions payable to SSA's subsidiaries and affiliated distributors. SSA also agreed to pay minimum royalties of $1.4 million in 1995 and $5.7 million in 1996. Payments in excess of the royalties actually earned to satisfy minimum royalties will serve as a credit against SSA's royalty obligations after 1996 for a period of 12 months only. The Company will pay SSA a 15% referral fee for revenue derived from the sale of Licensed Software by the Company to non-BPCS customers referred by SSA during the period from January 1, 1997 through December 31, 2000.

     As consideration for these agreements, Harbinger issued to SSA (i) 550,000 shares of Common Stock, and agreed to repurchase this common stock for $9.00 per share on January 31, 1997 if the Harbinger Common Stock does not have a fair market value of at least $9.00 per share on that date, and (ii) 4.0 million shares of Harbinger's Zero Coupon Preferred Stock. Holders of shares of the Zero Coupon Preferred Stock have no voting rights, are not entitled to dividends and holders of vested shares of Zero Coupon Preferred Stock have preference over holders of shares of Common Stock upon the Company's dissolution. The Company and SSA have defined targeted royalties for 1997, 1998, 1999 and 2000 (each a "Vesting Year"). Following each Vesting Year, (i) up to 1,000,000 shares of Zero Coupon Preferred Stock will be eligible to vest;
(ii) the number of shares that actually vest will be an amount (not to exceed 1,000,000) determined by multiplying 1,000,000 times a fraction, (1) the numerator of which shall be the amount determined by subtracting 80% from the percentage (up to 100%) of targeted royalties actually earned, and (2) the denominator of which shall be 20%; (iii) the Company will redeem the vested shares; and (iv) the eligible shares that do not vest will be forfeited. The redemption price, at SSA's discretion, either will be cash in the amount of $1.00 per share for each vested share of Zero Coupon Preferred Stock redeemed, or issuance to SSA of a number of shares of Harbinger's Common Stock equal to the Zero Coupon Preferred Stock issue price of $1.00 per share for all vested shares, divided by the then current fair market value of Harbinger's Common Stock (determined as the closing bid price for shares of Common Stock at the close of business on December 31 of such Vesting Year).

     The Alliance Agreement will continue through December 31, 2000 and thereafter on an annual basis until either party terminates the agreement. The Alliance Agreement also will continue for one year following expiration of its term without renewal for the purpose of giving the parties adequate time to transfer then existing license and support arrangements. During the term of the Alliance Agreement, Harbinger has agreed that, at its option, it will provide SSA with future product modifications and upgrades, architect the Licensed Software to facilitate foreign language translations, provide training and telephone support to SSA personnel, revise the Licensed Software in the manner requested by SSA to maintain product competitiveness (or allow SSA to make such revisions), and modify the products to interface with specified database programs, perform designated client/server functions, offer enhanced graphical user interfaces, and conform to specified industry data communication standards.

     During the term of the Alliance Agreement, SSA will have registration rights with respect to the 550,000 shares of Common Stock acquired by it and any shares of Common Stock issuable upon redemption of the Zero Coupon Preferred Stock. SSA also will have the right during the term of the Alliance Agreement to designate one member of Harbinger's Board of Directors.

OTHER TRANSACTIONS

     In July 1995, the Company entered into agreements with holders of its Series C Preferred Stock, Vulcan Ventures and Equity & Law, pursuant to which such holders agreed that on March 1, 1996, the shares of Series C Preferred Stock held by them will automatically convert into shares of the Company's Common Stock. Effective March 1, 1996, Vulcan was issued 112,554 shares of Common Stock and Equity & Law was issued 28,138 shares of Common Stock. The number of shares of Common Stock issued to each holder upon conversion was determined by dividing (i) the issue price of $10.00 multiplied times the number of shares of the Series C Preferred Stock owned by such holder by (ii) the "average trading price" of the Common Stock, defined as 95% of the average closing bid price of the Common Stock during the period from January 15, 1996 through February 29, 1996.

     The Company has purchased insurance on the lives of Messrs. Howle and Leach and one other officer. A portion of the proceeds payable on the death of Messrs. Howle and Leach will be used, at the discretion of the deceased's estate, to purchase shares of Common Stock owned by the deceased at the time of his death.

                                   PROPOSAL 2

          ADOPTION OF THE HARBINGER CORPORATION 1996 STOCK OPTION PLAN

GENERAL DESCRIPTION

     Effective as of January 24, 1996, the Board of Directors adopted the Harbinger Corporation 1996 Stock Option Plan (the "1996 Stock Option Plan") to replace the Company's Amended and Restated 1989 Stock Option Plan (the "1989 Stock Option Plan"). Upon approval of the 1996 Stock Option Plan, no further stock options will be granted under the 1989 Stock Option Plan. The 1989 Stock Option Plan will continue in effect only with respect to outstanding stock options which were granted under the 1989 Stock Option Plan and will terminate and cease to exist as of the date on which all outstanding stock options which were granted under the 1989 Stock Option Plan are exercised in full, expired or canceled. As of March 4, 1996, options to purchase 983,477 shares of Common Stock were outstanding under the 1989 Stock Option Plan and 504,794 shares of Common Stock had been issued upon exercise of options granted under the 1989 Stock Option Plan. The Compensation Committee has not yet granted any options under the 1996 Stock Option Plan.

     The following is a summary of the principal features of the 1996 Stock Option Plan. The following summary is qualified in its entirety by reference to the complete text of the 1996 Stock Option Plan set forth as EXHIBIT A. Shareholders are urged to read the actual text of the 1996 Stock Option Plan.

     The purpose of the 1996 Stock Option Plan is to provide incentives for officers, directors, consultants and key employees to promote the success of the Company, and to enhance the Company's ability to attract and retain the services of such persons. The aggregate number of shares of Common Stock reserved for issuance under the 1996 Stock Option Plan is 1.75 million shares plus a number of additional shares of Common Stock (not to exceed 995,206 shares) equal to the number of shares reserved for issuance under the 1989 Stock Option Plan but which are either not subject to options granted under the 1989 Stock Option Plan or were subject to options granted thereunder that expire without exercise. Options granted under the 1996 Stock Option Plan may be either (i) options intended to qualify as "incentive stock options" under
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or
(ii) non-qualified stock options. The 1996 Stock Option Plan permits the grant of stock appreciation rights in connection with the grant of stock options. Stock options may be granted under the 1996 Stock Option Plan for all employees and consultants of the Company, or of any present or future subsidiary of parent of the Company, including Harbinger NET Services, LLC, who are considered "key employees" or "key consultants." The 1996 Stock Option Plan is administered by the Compensation Committee of the Board of Directors. The Compensation Committee has the authority to determine exercise prices applicable to the options, the eligible officers, directors, consultants or employees to whom options may be granted, the number of shares of the Company's Common Stock subject to each option, and the extent to which options may be exercisable. The Compensation Committee is empowered to interpret the 1996 Stock Option Plan and to prescribe, amend and rescind the rules and regulations pertaining to the 1996 Stock Option Plan. Options granted under the 1996 Stock Option Plan generally will vest over four years at the rate of 25% per year.
No option is transferable by the optionee other than by will or the laws of descent and distribution, and each option is exercisable, during the lifetime of the option, only by such optionee.

     Any incentive stock option that is granted under the 1996 Stock Option Plan may not be granted at a price less than the fair market value of the Company's Common Stock on the date of grant (or less than 110% of fair market value in the case of holders of 10% or more of the total combined voting power of all classes of stock of the Company or a subsidiary or parent of the Company). Non-qualified stock options may be granted at the exercise price established by the Compensation Committee, which may be less than the fair market value of the Company's Common Stock on the date of grant.

     Each option granted under the 1996 Stock Option Plan is exercisable for a period not to exceed ten years from the date of grant (or five years in the case of holders of 10% or more of the total combined voting power of all classes of stock of the Company or of a subsidiary or parent of the Company) and shall lapse upon expiration of such period, or earlier upon termination of the recipient's employment with the Company, or as determined by the Compensation Committee.

DESCRIPTION OF MATERIAL PLAN CHANGES

     The material difference between the 1989 Stock Option Plan and the 1996 Stock Option Plan is in the manner of exercise permitted by the 1996 Stock Option Plan. Under the 1996 Stock Option Plan, payment of the purchase price for shares of Common Stock purchased upon exercise of an option may be made in any of the following forms:

     (i) In cash; (ii) By delivery to the Company of a number of shares of Common Stock which have been owned by the optionee for at least six months prior to the date of exercise of the option having an aggregate fair market value on the date of delivery of not less than the total purchase price for the shares being purchased upon exercise of the option; (iii) By delivery of a promissory note executed by the optionee to the Company which shall include such terms and conditions as approved by the Board of Directors, including without limitation, that: (a) The balance equal to the aggregate purchase price for the shares being purchased shall be payable in equal installments over such period as approved by the Board of Directors; (b) Interest shall accrue at a per annum rate equal to the prime rate as announced from time to time by the Company's principal bank or, if the Company has no principal bank, that rate announced by the Wall Street Journal as the prevailing "prime rate" of interest per annum; and (c) The optionee shall be personally liable for the repayment of the unpaid principal balance of the loan and any and all accrued but unpaid interest on the loan; (iv) By surrender of a number of shares of Common Stock otherwise issuable upon exercise of the option having an aggregate fair market value on the date of exercise of not less than the total purchase price for all shares being purchased upon exercise of the option, including the shares being surrendered; and (v) In any combination of the forms described above as approved by the Board of Directors.

     The Board of Directors recommends a vote FOR approval of the 1996 Stock Option Plan.

                                   PROPOSAL 3

ADOPTION OF THE AMENDED AND RESTATED HARBINGER CORPORATION EMPLOYEE STOCK
                                PURCHASE PLAN

     On October 25, 1995, the Board of Directors of the Company adopted the Harbinger Corporation Employee Stock Purchase Plan to be effective January 1, 1996, and directed that the plan be submitted to the Shareholders of the Company for consideration and approval at the Meeting. On January 24, 1996, in order to incorporate certain changes concerning the participation of HNS employees, the Board of Directors of the Company approved the Amended and Restated Harbinger Corporation Employee Stock Purchase Plan (the "Stock Purchase Plan"), to be effective January 1, 1996. No shares of the Company's Common Stock will be purchased on behalf of participants under the Stock Purchase Plan until the Plan is approved by the Shareholders at the Meeting.
If so approved, the Plan will be administered beginning effective January 1, 1996, and shares of the Company's Common Stock will be purchased on behalf of participants pursuant to the Stock Purchase Plan's terms beginning January 1, 1996 and thereafter.

     The following is a summary of the principal features of the Stock Purchase Plan. The summary is qualified in its entirety by reference to the complete text of the Stock Purchase Plan set forth as EXHIBIT B to this Proxy Statement. Shareholders are urged to read the actual text of the Stock Purchase Plan.

PURPOSE

     The purpose of the Stock Purchase Plan is to encourage and enable employees of the Company and its subsidiaries to acquire a proprietary interest in the Company through ownership of shares of the Company's Common Stock. Eligible employees of the Company and its subsidiaries will purchase shares of Common Stock at fair market value and the Company and its subsidiaries will partially subsidize such purchases under the Stock Purchase Plan as set forth below and will pay the expenses of its administration. The Company believes that employees who elect to participate in the plan will have a closer identification with the Company and greater motivation to work for the Company's success by reason of their ability as shareholders to participate in the Company's growth and earnings.

GENERAL

     The Stock Purchase Plan authorizes the issuance of up to 150,000 shares of the Company's Common Stock (subject to adjustment for capital changes) pursuant to the exercise of non-transferable options granted to participating employees. If at any time shares of Common Stock reserved for the purpose of the Stock Purchase Plan are not available in sufficient number to satisfy all of then unfulfilled purchase requirements, the available shares will be apportioned pro rata among participants, and all payroll deductions not used to purchase Common Stock will be refunded to participants. Participants are protected against dilution or enlargement of their rights in the event of a change in the Company's outstanding Common Stock by reason of any stock dividend, stock split, combination of shares, exchange of shares or other change in the Common Stock of the Company effected without the Company's receipt of consideration.

PARTICIPATION IN THE STOCK PURCHASE PLAN

     An employee electing to participate in the Stock Purchase Plan must authorize a stated dollar amount of the employee's regular pay to be deducted by the Company from the employee's pay during each of four quarterly payroll deduction periods (each a "Purchase Period"). The minimum deduction for a participant is $10.00 per pay period. Purchase Periods begin on January 1, April 1, July 1, and October 1 of each calendar year during which the Stock Purchase Plan is in effect. On the last day of each Purchase Period, the Company is deemed to have granted a purchase right to each participant as of the first day of the Purchase Period to purchase as many full and fractional shares of Common Stock as can be purchased with the participant's payroll deductions. On the last day of the Purchase Period, the participant will be deemed to have exercised this option, at the option price, to the extent of such participant's accumulated payroll deductions. In no event, however, may the participant purchase Common

Stock having a fair market value (measured on the first business day of the Purchase Period) of greater than $3,750 during a Purchase Period. The option price under the Stock Purchase Plan is equal to 85% of the fair market value of the Common Stock on either the first business day or the last business day of the applicable Purchase Period, whichever is lower. No interest will be paid on amounts deducted from an employee's pay and used to purchase Common Stock under the Stock Purchase Plan.

     An employee may elect to have amounts deducted from his or her pay, as described above, by delivering to the Company a participation form authorizing the stated dollar amount to be deducted each pay period for the entire Purchase Period. If an employee does not file a participation form at least 15 days before the start of a Purchase Period, the employee's election or payroll deductions for the preceding Purchase Period will remain in effect.

     An employee's rights under the Stock Purchase Plan may not be assigned, transferred, pledged or otherwise disposed of, except by will or the laws of descent and distribution.

ELIGIBILITY

     Employees of the Company who have completed six full months of service with the Company and whose customary employment is more than 20 hours per week and five or more months per calendar year are eligible to participate in the Stock Purchase Plan. An employee may not be granted an option under the Stock Purchase Plan if after the granting of the option such employee would be deemed to own 5% or more of the combined voting power of value of all classes of stock of the Company. As of March 4, 1996, approximately 160 employees are eligible to participate in the Stock Purchase Plan.

     Employees of HNS will be eligible to participate in the Stock Purchase Plan upon the same terms and conditions as employees of the Company. See "Certain Transactions" for a description of the Company's relationship with HNS. By agreement between HNS and the Company, HNS will provide the full purchase price (100% of the fair market value of the Common Stock to be purchased during the Purchase Period) to the Company as soon as administratively possible following the last day of a Purchase Period in order to effect the purchase of shares of Common Stock for participating employees of HNS.

WITHDRAWAL FROM THE STOCK PURCHASE PLAN

     An employee's rights under the Stock Purchase Plan terminate upon termination of his or her employment for any reason, including retirement. Upon such termination, the Company will refund the employee's payroll deductions made during the Purchase Period.

     A participant may withdraw from the Stock Purchase Plan at any time prior to the last business day of any Purchase Period by delivering to the Company a participation withdrawal form. The participant may elect on the withdrawal form to receive all of the accumulated payroll deductions as a refund or to exercise the participant's outstanding purchase rights to purchase Common Stock in the amount of payroll deductions withheld during the Purchase Period.

     A participant who withdraws from the Stock Purchase Plan will not be eligible to rejoin the Plan until the second Purchase Period following the Purchase Period of withdrawal. In the event a participant who is a section 16(b) insider under the Securities Act ceases participation in the Plan, such insider may not re-enroll in the Plan until the Purchase Period beginning coincident with or immediately following the expiration of a six-month period beginning upon the effective date of such insider's withdrawal from the Plan.

DISPOSITION OF STOCK

     An employee may not sell shares of Common Stock purchased under the Stock Purchase Plan for at least one Purchase Period following the Purchase Period in which the option for such shares was granted.

ADMINISTRATION

     The Plan is administered by the Compensation Committee. No member of the Board of Directors will be eligible to participate in the Plan during the period he or she serves as a member of the Compensation Committee.

     The Compensation Committee may terminate or amend the Stock Purchase Plan at any time. However, any termination or amendment may not affect or change purchase rights previously granted under the Stock Purchase Plan without the consent of the affected participants. Also, any amendment that materially increases the benefits or number of shares under the Stock Purchase Plan (except for adjustments due to changes in the Company's capital structure) or that materially modifies the eligibility requirements of the Stock Purchase Plan will be subject to shareholder approval. If not sooner terminated by the Compensation Committee, the Stock Purchase Plan will terminate at the time that all authorized shares of Common Stock reserved for grant under the Stock Purchase Plan have been purchased.

USE OF FUNDS

     The proceeds received by the Company from the sale of Common Stock pursuant to the Stock Purchase Plan will be used for general corporate purchases.

FEDERAL INCOME TAX CONSEQUENCES

     The following discussion summarizes certain tax considerations for employees participating in the Stock Purchase Plan and certain tax effects to the Company. However, the summary does not address every situation that may result in taxation. For example, it does not discuss state taxes or the tax implications arising from a participant's death. The Stock Purchase Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974, and the provisions of Section 401(a) of the Code are not applicable to the Stock Purchase Plan.

           1. Amounts deducted from any employee's pay under the Stock Purchase Plan are included in the employee's compensation subject to federal income and social security taxes. The Company will withhold taxes on these amounts. An employee of the Company will not recognize any additional income at the time he or she elects to participate in the Stock Purchase Plan, or purchases Common Stock under the Stock Purchase Plan. Employees of HNS will recognize additional compensation income at the time shares of Common Stock are purchased for them under the Stock Purchase Plan. The amount of income will be treated as compensation and will be equal to the spread (difference) between the amounts withheld from the employee's pay to purchase the shares and the fair market value on the date of purchase. This income may be subject to withholding taxes, including social security taxes.

           2. If an employee of the Company disposes of Common Stock purchased pursuant to the Stock Purchase Plan within two years after the first business day of the Purchase Period in which such stock was purchased, the employee will recognize ordinary compensation income at the time of disposition in an amount equal to the excess of the fair market value of the stock on the day the stock was purchased over the purchase price the employee paid for the stock. This amount may be subject to withholding taxes, including social security taxes. In addition, the employee generally will recognize a capital gain or loss in an amount equal to the difference between the amount realized upon the sale of the stock and his or her basis in the stock (that is, his or her purchase price plus the amount taxed as compensation income). If the shares have been held for more than one year, such gain or loss will be long-term capital gain or loss.

           3. If an employee of the Company disposes of Common Stock purchased pursuant to the Stock Purchase Plan more than two years after the first business day of the Purchase Period in which such stock was purchased, the employee will recognize as ordinary compensation income at the time of such disposition an amount equal to the lesser of (a) the excess of the fair market value of the stock measured at the time of such disposition over the amount paid for the stock, or (b) 15% of the fair market value of the stock measured as of the first business day of the Offering in which the stock was purchased. This amount, however, is not subject to social security taxes or withholding. In addition, the employee generally will recognize a long-term capital gain or loss in an amount equal to the difference between the amount realized upon the disposition of the stock and his or her basis in the stock (that is, his or her purchase price plus the amount, if any, taxed as compensation income).

           4. If an employee of HNS disposes of shares of Common Stock at any time, the employee will recognize as capital gain or loss at the time of such disposition the excess of the fair market value of the shares over his or her basis in the stock (that is, his or her purchase price plus the amount taxed to him or her as compensation income at the time of purchase). Treatment of the employee's gain or loss upon the sale as long term or short term capital gain or loss will depend upon the period of time the employee has held the shares of Common Stock. Generally, a holding period of one year from the date of purchase of the shares is required for long term capital gain or loss treatment.

           5. Although the amounts deducted from the pay of an employee of the Company under the Stock Purchase Plan generally are tax-deductible business expenses of the Company, the Company generally will not be allowed any additional deduction by reason of such Company employee's purchase of Common Stock under the Stock Purchase Plan. However, if a Company employee disposes of stock purchased pursuant to the Stock Purchase Plan within two years after the first business day of the offering period in which such stock was purchased, the Company should be entitled to a deduction in an amount equal to the compensation income recognized by the employee. If a Company employee disposes of stock purchased under the Stock Purchase Plan more than two years after the first business day of the Offering in which such stock was purchased, the Company will not receive any deduction for federal income tax purposes with respect to such stock. Except when a Company employee disposes of Common Stock after the two-year period described above, the Company may be required to withhold taxes upon, and to pay employment taxes with respect to, compensation income recognized by its employees in connection with the Stock Purchase Plan.

           6. Amounts deducted from the pay of an employee of HNS under the Stock Purchase Plan are generally tax-deductible business expenses of HNS. Also, the additional compensation income recognized by an employee of HNS upon purchase of shares of Common Stock will generally be a tax-deductible business expense of HNS. If an employee of HNS disposes of shares of Common Stock purchased under the Stock Purchase Plan, HNS will not receive any additional deduction for federal income tax purposes with respect to such stock.

     Approval of the Stock Purchase Plan will require the affirmative vote of a majority of the shares of the Common Stock of the Company present or represented and entitled to vote at the Annual Meeting.

     The Board of Directors recommends a vote FOR the approval of the Stock Purchase Plan.

                                   PROPOSAL 4

  APPROVAL OF MODIFICATIONS TO THE COMPANY'S AMENDED AND RESTATED 1993 STOCK
                    OPTION PLAN FOR NONEMPLOYEE DIRECTORS

     The Board of Directors has proposed amendments to the Amended and Restated 1993 Stock Option Plan for Nonemployee Directors (the "Directors Stock Option Plan") which will REDUCE the number of shares of Common Stock subject to annual option grants to the directors, to be effective on approval by the shareholders. Currently, each nonemployee director receives an option to purchase 5,000 shares of Common Stock on the date of, and at the time immediately following, every Annual Meeting of Shareholders ("Annual Grant"). The Board of Directors has approved, subject to shareholder approval, modification of the Directors Plan so that the Annual Grant will be reduced from 5,000 to 4,000 shares, commencing with grants made at the time immediately following the 1996 Annual Meeting of Shareholders.

     The Directors Stock Option Plan originally provided for Annual Grants of options to acquire 7,500 shares of Common Stock. By amendment to the Directors Stock Option Plan in 1995, the number of shares subject to Annual Grants was reduced from 7,500 to 5,000. The Board of Directors now proposes that the number of shares subject to Annual Grants be again reduced from 5,000 to 4,000. The Directors have concluded that the potential gain that may be realized from Annual Grants of options to acquire 4,000 shares is appropriate to compensate the Directors for service as members of the Company's Board of Directors.

     The Board of Directors recommends a vote FOR the approval of modifications to the Directors Stock Option Plan to reduce the number of shares issuable upon exercise of Annual Grants from 5,000 to 4,000.

                                   PROPOSAL 5

               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

     In January 1996, the Board of Directors selected the accounting firm of KPMG Peat Marwick LLP to serve as its independent auditor. A proposal to ratify that appointment will be presented at the Meeting. Representatives of KPMG Peat Marwick LLP are expected to be present at the meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders.

     Arthur Andersen LLP was removed as the Company's principal auditor as of December 26, 1995. During the fiscal year ended December 31, 1994, and during the interim period until their dismissal, there were no disagreements between the Company and Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of Arthur Andersen LLP, would have caused Arthur Andersen LLP to make reference to the subject matter of the disagreement in connection with its report and there occurred no "reportable event" within the meaning of Item 304(A)(1)(v) of SEC Regulation S-K. Arthur Andersen LLP has confirmed that it concurs with the statements made by the Company herein.

     The Board of Directors engaged KPMG Peat Marwick LLP, effective January 2, 1996. Prior thereto, the Company did not consult KPMG Peat Marwick LLP on any matter that was the subject of a disagreement with the Company's former accountants or a reportable event (as such terms are defined by Item 302(A)(1)(v) of Regulation S-K).

     The Board of Directors recommends that the shareholders vote FOR ratification of selection of independent auditors.

                            SECTION 16(a) REPORTING

     Section 16(a) of the Securities and Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than 10% of the Company's Common Stock, to file with the SEC initial reports of ownership and reports of changes in ownership of the Common Stock and all other equity securities of the Company beneficially owned by them. Directors, executive officers and greater than 10% shareholders are required by regulation to furnish the Company the copies of all Section 16(a) reports they file. To the Company's knowledge, based solely on review of copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 1995, all Section 16(a) filing requirements applicable to the directors, executive officers and greater than 10% beneficial owners were complied with by such persons, except late filings by C. Tycho Howle and James Davis of amended Form 3's to modify the report of their beneficial ownership made at the time of the Company's initial public offering, by Donald L. House and James C. Davis of Form 4's to report sales of shares in the Company's initial public offering, by Roger E. Covey of a Form 3 upon becoming a member of the Board of Directors report his initial ownership of no Company shares, and by David Meeker of a Form 4 to report his acquisition of 500 shares of Common Stock.

                             SHAREHOLDER PROPOSALS

     Rules of the Securities and Exchange Commission require that any proposal by a shareholder of the Company for consideration at the 1997 Annual Meeting of Shareholders must be received by the Company no later than December 10, 1996, if any such proposal is to be eligible for inclusion in the Company's proxy materials for its 1997 Annual Meeting. Under such rules, the Company is not required to include shareholder proposals in its proxy materials unless certain other conditions specified in such rules are met.

     In order for a shareholder to bring any business or nominations before the 1996 Annual Meeting of Shareholders, certain conditions set forth in Sections 16 and 17 of the Company's Bylaws must be complied with, including, but not limited to, delivery of notice to the Company not less than 30 days prior to the meeting as originally scheduled; provided, however, that in the event that less than 30 days' notice of the date of the meeting is given or made to the shareholders, notice by the shareholders to be timely must be received not later than the close of business on the 10th day following the date on which such notice of the date of meeting was mailed.

                                 OTHER MATTERS

     Management of the Company is not aware of any other matter to be presented for action at the Annual Meeting other than those mentioned in the Notice of Annual Meeting of Shareholders and referred to in this Proxy Statement.



                                    BY ORDER OF THE BOARD OF DIRECTORS,



                                    C. Tycho Howle,
                                    Chairman and Chief Executive Officer

                                   EXHIBIT A
                    TO HARBINGER CORPORATION PROXY STATEMENT
                    FOR 1996 ANNUAL MEETING OF SHAREHOLDERS

                  HARBINGER CORPORATION 1996 STOCK OPTION PLAN

                             HARBINGER CORPORATION

                             1996 STOCK OPTION PLAN


                                   Section 1.
                                    Purpose

     The purpose of this stock option plan is to (i) promote the interests of the Company and its stockholders by attracting and retaining the services of experienced and knowledgeable Directors, Key Employees and Consultants who have rendered valuable services to the Company, (ii) provide additional incentives to Key Employees to increase the value of the Company's Shares, and (iii) provide the Key Employees, Consultants and Directors with a stake in the future of the Company which corresponds to the stake of each of the Company's shareholders.

                                   Section 2.
                                  Definitions

     Each term set forth in this Section 2 shall have the meaning set forth opposite such term for purposes of this Plan and, for purposes of such definitions, the singular shall include the plural and the plural shall include the singular, and reference to one gender shall include the other gender.

     2.1  BOARD means the Board of Directors of the Company.

     2.2  CODE means the Internal Revenue Code of 1986, as amended.

     2.3  COMMITTEE means the committee of the Board appointed pursuant to
Section 5.


     2.4 COMMON STOCK means the common stock, $.0001 par value per share, of the Company, and shall also mean any other stock or securities (including any other share or securities of an entity other than the Company) for or into which the outstanding shares of such stock are hereafter exchanged or changed.

     2.5 COMPANY means Harbinger Corporation, a Georgia corporation, and any successor to such organization.

     2.6 CONSULTANT means a consultant of the Company who has rendered valuable service to the Company and who is not a Key Employee.

     2.7 DIRECTOR means a Member of the Board, or a Member of the Board of Directors of a Parent or Subsidiary, who is not a Key Employee.

     2.8 EXERCISE PRICE means the price which, under the terms of an Option Agreement, is required to be paid to purchase one (1) Share upon the exercise of an Option granted under this Plan.

     2.9  EXCHANGE ACT means the Securities Exchange Act of 1934, as amended.

     2.10 FAIR MARKET VALUE of each Share on any date shall mean the price determined below on the last business day immediately preceding the date of valuation:

          (a) The closing sales price per Share, regular way, or in the absence thereof, the mean of the last reported bid and asked quotations, on such date on the exchange having the greatest volume of trading in the Shares during the thirty-day period preceding such date (or, if such exchange was not open for trading on such date, the next preceding date on which it was open); or

          (b) If there is no price as specified in (a), the final reported sales price per Share, or if not reported, the mean of the closing high bid and low asked prices, in the over-the-counter market for the Shares as reported by the National Association of Securities Dealers Automatic Quotation System, or if not so reported, then as reported by the National Quotation Bureau
Incorporated, or if such organization is not in existence, by an organization providing similar services, on such date (or, if such date is not a date for which such system or organization generally provides reports, then on the next preceding date for which it does so); or

          (c) If there also is no price as specified in (b), the price per Share determined by the Committee by reference to bid-and-asked quotations for the Shares provided by members of an association of brokers and dealers registered pursuant to Subsection 15(b) of the Exchange Act, which members make a market in the Shares, for such recent dates as the Committee shall determine to be appropriate for fairly determining current market value; or

          (d) If there also is no price as specified in (c), an amount per Share determined in good faith by the Committee based on such relevant facts, which may include opinions of independent experts, as may be available to the Committee.

     2.11 ISO means an option granted under this Plan to purchase Shares which is intended by the Company to satisfy the requirements of Code Section 422 as an incentive stock option.

     2.12 KEY EMPLOYEE means any person, including officers and directors, in the regular employment of the Company, or a Subsidiary or a Parent, who is designated a Key Employee by the Committee and is, or is expected to be, primarily responsible for the management, growth, or supervision of some part or all of the business of the Company, a Subsidiary or a Parent. The power to determine who is a Key Employee is reserved solely for the Committee.

     2.13 NQSO means an option granted under this Plan to purchase Shares which is not intended by the Company to be an incentive stock option satisfying the requirements of Code Section 422.

     2.14 OPTION means an ISO or a NQSO.

     2.15 OPTION AGREEMENT means the written agreement or instrument which sets forth the terms of an Option granted to a Consultant, Director or Key Employee under this Plan.

     2.16 OPTIONEE means the grantee of an Option.

     2.17 PARENT means any corporation (other than the Company), partnership or other entity in an unbroken chain of corporations, partnerships or other entities ending with the Company if, at the relevant time, each of the corporations (other than the Company), partnerships or other entities owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations, partnership or other entities in such chain.

     2.18 PLAN means the Harbinger Corporation 1996 Stock Option Plan, as amended from time to time.

     2.19 PRIOR PLAN means the Harbinger Corporation Amended and Restated 1989 Stock Option Plan.

     2.20 PRIOR PLAN SHARES means the number of Shares reserved under the Prior Plan for issuance upon the exercise of options granted under the Prior Plan, minus (a) the number of Shares actually issued upon exercise of such options, and (b) the number of Shares subject to outstanding options granted under the Prior Plan. The number of Prior Plan Shares shall be increased by the number of Shares subject to options granted under the Prior Plan which terminate, expire or are canceled. Notwithstanding the above, the number of Prior Plan Shares shall not exceed 995,206.

     2.21 SHARE means one (1) share of Common Stock.

     2.22 STOCK APPRECIATION RIGHT means a stock appreciation right as described in Section 9.

     2.23 SUBSIDIARY means any corporation (other than the Company), partnership or other entity in an unbroken chain of corporations, partnerships or other entities beginning with the Company if, at the relevant time, each of the corporations, partnerships or other entities, other than the last corporation in the unbroken chain, owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations, partnerships or other entities in such chain. The term "Subsidiary" shall include Harbinger NET Services, LLC for all purposes under this Plan.

     2.24 SURRENDERED SHARES means the Shares described in Section 8 which (in lieu of being purchased) are surrendered for cash or Shares, or for a combination of cash and Shares, in accordance with Section 8.

     2.25 TEN PERCENT SHAREHOLDER means a person who owns (after taking into account the attribution rules of Code Section 424(d)) more than ten percent (10%) of the total combined voting power of all classes of shares of either the Company, a Subsidiary or a Parent.

                                   Section 3.
                           Shares Subject to Options

     3.1 SHARES RESERVED FOR ISSUANCE. Subject to any antidilution adjustment pursuant to Section 3.2, the maximum number of Shares that may be subject to Options granted hereunder shall not exceed 1,500,000, plus the number of Prior Plan Shares. Shares issued pursuant to the exercise of an Option may be either authorized and unissued Shares or Shares issued and subsequently acquired by the Company. The Shares covered by any unexercised portion of an Option that has terminated for any reason (except as may be adjusted under Section 3.2 below) may again be optioned or awarded under the Plan, and such Shares shall not be considered as having been optioned or issued in computing the number of Shares remaining available to be subject to Options granted hereunder.

     3.2 ANTIDILUTION.

         (a) In the event that the outstanding Shares are changed into or exchanged for a different number or kind or shares or other securities of the Company by reason of merger, consolidation, reorganization, recapitalization, reclassification, combination or exchange of shares, stock split or stock dividend, or in the event that any spin-off, spin-out or other distribution of assets materially affects the price of the Company's stock:

             (i) The aggregate number and kind of Shares for which Options may be granted hereunder shall be adjusted proportionately by the Committee;

             (ii) The number of Shares subject to each outstanding Option, and the Exercise Price of each such outstanding Option, shall be adjusted proportionately by the Committee; and

             (iii) The number and kind of Stock Appreciation Rights shall be adjusted as the Committee deems appropriate in the circumstances.

         (b) If the Company shall be a party to any reorganization in which it does not survive, involving a merger, consolidation, or acquisition of the stock or substantially all of the assets of the Company, the Committee, in its discretion, may:

             (i) Notwithstanding other provisions hereof, declare that all Options and Stock Appreciation Rights granted under the Plan shall become exercisable immediately notwithstanding the provisions of the respective
Option Agreements or Stock Appreciation Rights agreements regarding exercisability, and that all such Options shall terminate a specified period of time after the Committee gives written notice of the immediate right to exercise all such Options and of the decision to terminate all Options not exercised within such period; and/or

             (ii) Notify all Grantees that all Options and Stock Appreciation Rights granted under the Plan shall be assumed by the successor corporation or substituted on an equitable basis with options or restricted stock issued by the successor corporation.

         (c) If the Company is to be liquidated or dissolved in connection with a reorganization described in Section 3.2(b), the provisions of such Section shall apply. In all other instances, the adoption of a plan of dissolution or liquidation of the Company shall, notwithstanding any other provisions hereof, cause all then remaining unvested Shares subject to Options and all remaining Stock Appreciation Rights under the Plan to vest, and shall cause every outstanding Option and Stock Appreciation Right under the Plan to terminate to the extent not exercised prior to the adoption of the plan of dissolution or liquidation by the stockholders, provided that, notwithstanding other provisions hereof, the Committee may declare all Options granted under the Plan to be exercisable at any time on or before the fifth business day following such adoption, notwithstanding the provisions of the respective Option Agreements or Stock Appreciation Rights agreements regarding exercisability.

         (d) The adjustments described in Subsections (a) through (c) of this
Section 3.2, and the manner of their application, shall be determined solely by the Committee, and any such adjustment may provide for the elimination or redemption of fractional share interests. The adjustments required under this
Section 3 shall apply to any successors of the Company and shall be made regardless of the number or type of successive events requiring such adjustments.

                                   Section 4.
                      Effective Date and Duration of Plan

     The effective date of this Plan shall be the date it is adopted by the Board, provided the shareholders of the Company approve this Plan within twelve
(12) months after such effective date. If such effective date comes before such shareholder approval, any Options granted under this Plan before the date of such approval shall automatically be granted subject to such approval. The Plan shall continue in effect until it is terminated by action of the Board or the Company's shareholders, but such termination shall not affect the terms of any outstanding Options.

                                   Section 5.
                                   Committee

     This Plan shall be administered by the Committee, which shall consist of three (3) or more directors appointed by the Board, each of whom is not while a member of the Committee, or was not during the one (1) year prior to serving as a member of the Committee, eligible to receive equity securities of the Company, or any affiliate of the Company, pursuant to this Plan, the Prior Plan, or any other plan of the Company or any affiliate of the Company, except as may be permitted under Section 16(b)(3) of the Exchange Act. The Committee acting in its absolute discretion shall exercise such powers and take such action as expressly called for under this Plan and, further, the Committee shall have the power to interpret this Plan and (subject to Section 11) to take such other action in the administration and operation of this Plan as the Committee deems equitable under the circumstances, which action shall be binding on the Company, on each affected Consultant, Director or Key Employee and on each other person directly or indirectly affected by such action. Notwithstanding anything else to the contrary herein, the Board shall have the authority to assume the powers and responsibilities outlined above with respect to the Committee, in whole or in part.

                                   Section 6.
                                  Eligibility

     Except as provided below, only Consultants, Directors and Key Employees shall be eligible for the grant of Options under this Plan, but no Consultant, Director or Key Employee shall have the right to be granted an Option under this Plan merely as a result of his or her status as a Consultant, Director or Key Employee. Key Employees shall be eligible for the grant of ISO's under this Plan. Consultants and Directors shall not be eligible for the grant of ISO's under this Plan.

                                   Section 7.
                        Terms and Conditions of Options

     7.1 GRANTS OF OPTIONS.

         (a) AWARDS. In accord with the procedure established by the Board, the Committee in its absolute discretion shall grant Options under this Plan from time to time to purchase Shares and, further, shall have the right to grant new Options in exchange for outstanding Options. Such Options shall be granted to Consultants, Directors or Key Employees selected by the Committee acting in its discretion as set forth above, and the Committee shall not be under any obligation whatsoever to grant Options to all Consultants, Directors or Key Employees or to grant all Options subject to the same terms and conditions.
Each grant of an Option shall be evidenced by an Option Agreement, and each Option Agreement shall:

             (i)  specify whether the Option is an ISO or NQSO; and

             (ii) incorporate such other terms and conditions as the Committee acting in its absolute discretion deems consistent with the terms of this Plan, including (without limitation) a restriction on the number of Shares subject to the Option which first become exercisable or subject to surrender during any calendar year.

         (b) SELECTION OF GRANTEES. In determining the Consultants, Directors or Key Employees to whom Options shall be granted and the number of Shares to be covered by such Options, the Committee may take into account the recommendations of the President of the Company and its other officers, the duties of the Consultants, Directors or Key Employees, the present and potential contributions of the Consultants, Directors or Key Employees to the success of the Company, the anticipated number of years of service remaining before the attainment by the Key Employees of retirement age, and other factors deemed relevant by the Committee, in its sole discretion, in connection with accomplishing the purpose of this Plan. A Consultant, Director or Key Employee who has been granted an Option to purchase Shares of the Company, whether under this Plan or otherwise, may be granted one (1) or more additional Options.

         (c) DUAL GRANTS. If the Committee grants an ISO and a NQSO to a Key Employee on the same date, the right of the Key Employee to exercise or surrender one such Option shall not be conditioned on his or her failure to exercise or surrender the other such Option.

     7.2 EXERCISE PRICE.

         (a) ISO. If an Option is an ISO, the Exercise Price for each Share subject to such Option shall be no less than the Fair Market Value of a Share on the date such Option is granted or, if such Option is granted to a Ten Percent Shareholder, the Exercise Price for each Share subject to such Option shall be no less than one hundred ten percent (110%) of the Fair Market Value of a Share on the date such Option is granted.

         (b) NQSO. If an Option is a NQSO, the Exercise Price for each Share shall be no less than the minimum price required by applicable state law or by the Company's governing instrument, or $0.01, whichever price is greater.

     7.3 VESTING OF OPTIONS. Each Option granted under the Plan shall be exercisable at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Committee shall specify in the Option Agreement; provided, however, that subsequent to the grant of an Option, the Committee may, at any time before complete termination of such Option, accelerate the time or times at which such Option may be exercised in whole or in part.

     7.4 TERM OF OPTION. Each Option granted under this Plan shall be exercisable in whole or in part at such time or times as set forth in the related Option Agreement, but no Option Agreement shall:

         (a) make an Option exercisable before the date such Option is granted or;

         (b) make an Option exercisable after the earlier of the:

             (i) the date such Option is exercised in full, or

             (ii) the date which is the tenth (10th) anniversary of the date such Option is granted, if such Option is a NQSO or an ISO granted to a non-Ten Percent Shareholder, or the date which is the fifth (5th) anniversary of the date such Option is granted, if such Option is an ISO granted to a Ten Percent Shareholder.

An Option Agreement may provide for the exercise of an Option after the employment of a Key Employee has terminated for any reason whatsoever, including death or disability.

     7.5 TIME AND MANNER OF OPTION EXERCISE. Any vested and exercisable Option is exercisable in whole or in part (in whole Shares and in lots of not less than one hundred (100) Shares) at any time or from time to time prior to the expiration of an Option by giving written notice, signed by the person exercising the Option, to the Company stating the number of Shares with respect to which the Option is being exercised, accompanied by payment in full of the Exercise Price for the number of Shares to be purchased. The date upon which the Company's Secretary or Treasurer shall have received both such notice and payment shall be the date of exercise of the Option as to the number of Shares described by the Optionee. No Option may be exercised at any time with respect to a fractional share. Any Option of a deceased Optionee may be exercised, to the extent vested on such Optionee's death, by the estate of such Optionee or by a person or persons whom the Optionee has designated in writing filed with the Company, or, if no such designation has been made, by the person or persons to whom the Optionee's rights have passed by will or the laws of descent and distribution.

     7.6 PAYMENT OF OPTION PRICE. Payment for all Shares purchased pursuant to the exercise of an Option shall be made in cash or, if the Option Agreement provides, by delivery to the Company of a number of Shares which have been owned by the Optionee for at least six (6) months prior to the date of exercise having an aggregate Fair Market Value on the date of delivery of not less than the product of the Option Price multiplied by the number of Shares the Optionee intends to purchase upon exercise of the Option. In addition, the Option Agreement may provide for cashless exercise through a brokerage transaction following registration of the Company's equity securities under Section 12 of the Securities Exchange Act of 1934. Further, in the sole discretion of the Board, an Option may be exercised as to a portion or all (as determined by the Board) of the number of Shares specified in the Option Agreement by delivery to the Company of a promissory note. Such promissory note shall be executed by the Optionee and shall include, with such other terms and conditions as the Board shall approve, provisions in a form approved by the Board under which:
(a) the balance of the aggregate purchase price shall be payable in equal installments over such period as the Board shall approve, and shall bear interest at a per annum rate equal to the prime rate as announced from time to time by the Company's principal bank or, if the Company has no principal bank, that rate announced by the Wall Street Journal as the prevailing "prime rate" of interest per annum, and (b) the Optionee shall be personally liable for payment of the unpaid principal balance and all accrued but unpaid interest. Except as otherwise provided herein, payment shall be made at the time that the Option or any part thereof is exercised, and no Shares shall be issued or delivered upon exercise of an Option until full payment has been made by the Optionee. No Optionee, as such, shall have any of the rights of a shareholder.

     7.7 TRANSFERABILITY. The right of any Optionee to exercise an Option granted under the Plan shall, during the lifetime of such Optionee, be exercisable only by such Optionee or by a person who obtained such Option pursuant to a qualified domestic relations order as defined by the Code, or Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or the rules thereunder (a "QDRO") and shall not be assignable or transferable by such Optionee other than by will or by the laws of descent and distribution or by a QDRO.

     7.8 LIMITATION OF RIGHTS.

         (a) LIMITATION AS TO SHARES. Neither the recipient of an Option under the Plan nor an Optionee's successor or successors in interest shall have any rights as a stockholder of the Company with respect to any Shares subject to an Option granted to such person until the date of issuance of a stock certificate for such Shares.

         (b) LIMITATION AS TO EMPLOYMENT. Neither the Plan, nor the granting of an Option, nor any other action taken pursuant to the Plan shall constitute or be evidence of any agreement or understanding, express or implied, that a Consultant, Director or Key Employee has a right to continue as an employee of the Company or in the relationship of a consultant or director with the Company, respectively, for any period of time or at any particular rate of compensation.

         (c) REGULATORY APPROVAL AND COMPLIANCE. The Company shall not be required to issue any certificate or certificates for Shares upon the exercise of an Option granted under the Plan or to record as a holder of record of Shares the name of the individual exercising an Option under the Plan, without obtaining to the complete satisfaction of the Board the approval of all regulatory bodies deemed necessary by the Board and without complying, to the Board's complete satisfaction, with all rules and regulations under federal, state, or local law deemed applicable by the Board. In addition, with respect to persons subject to Section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of the Plan or action by the Committee fail to comply, it shall deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

                                   Section 8.
                              Surrender of Options

     8.1 GENERAL RULE. The Committee acting in its absolute discretion may incorporate a provision in an Option Agreement to allow an Optionee to surrender his or her Option in whole or in part in lieu of the exercise in whole or in part of that Option on any date that:

         (a) the Fair Market Value of the Shares subject to such Option exceeds the Exercise Price for such Shares, and

         (b) the Option to purchase such Shares is otherwise exercisable.

     8.2 PROCEDURE. The surrender of an Option in whole or in part shall be effected by the delivery of the Option Agreement to the Committee (or to its delegate) together with a statement signed by the Optionee which specifies the number of Shares ("Surrendered Shares") as to which the Optionee surrenders his or her Option and how he or she desires payment be made for such Surrendered Shares.

     8.3 PAYMENT. An Optionee in exchange for his or her Surrendered Shares shall receive a payment in cash or in Shares, or in a combination of cash and Shares, equal in amount on the date such surrender is effected to the excess of the Fair Market Value of the Surrendered Shares on such date over the Exercise Price for the Surrendered Shares. The Committee acting in its absolute discretion can approve or disapprove an Optionee's request for payment in whole or in part in cash and can make that payment in cash or in such combination of cash and Shares as the Committee deems appropriate. A request for payment only in Shares shall be approved and made in Shares to the extent payment can be made in whole shares of Shares and (at the Committee's discretion) in cash in lieu of any fractional Shares.

     8.4 RESTRICTIONS. Any Option Agreement which incorporates a provision to allow an Optionee to surrender his or her Option in whole or in part also shall incorporate such additional restrictions on the exercise or surrender of such Option as the Committee deems necessary to satisfy the conditions to the exemption under Rule 16b-3 (or any successor exemption) to Section 16(b) of the Exchange Act.

                                   Section 9.
                           Stock Appreciation Rights

     9.1 TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS. Stock Appreciation Rights may be, but are not required to be, granted by the Committee in connection with grant of an Option. All Stock Appreciation Rights shall be in such form as the Committee may from time to time determine and shall be subject to the following terms and conditions:

         (a) TERM AND EXERCISE. A Stock Appreciation Right shall be exercisable only: (i) with the approval of the Committee, (ii) during the Term of the Option to which it relates, (iii) at such times as the Option to which it relates is exercisable, and (iv) if the Fair Market Value of the Shares subject to the Option surrendered (on the date surrendered) minus the aggregate Option Price of the Shares subject to the Option surrendered is a positive amount.

         (b) PAYMENT. In the event the Committee agrees to permit exercise of the Stock Appreciation Rights, the Optionee shall surrender to the Company the right to exercise the Option with respect to a specified number of Shares as to which the Option is then exercisable. In return, the Optionee shall receive from the Company no more than an amount payable in cash and/or in Shares (as determined by the Committee after considering the request of the Optionee) equal to the difference between the aggregate Fair Market Value of the Shares as to which the Optionee has surrendered the Option and the Option Price with respect thereto. In the event the Committee determines to tender Shares in full or partial payment of the Stock Appreciation Right, the number of Shares to be issued to the Optionee shall be based on the Fair Market Value of the Shares as of the date of exercise of the Stock Appreciation Right. No fractional Shares shall be issued to Optionees upon exercise of a Stock Appreciation Right. Instead, the Company shall pay the Optionee the value of such fractional Share based upon the Fair Market Value of a Share on the date the Stock Appreciation Right is exercised.

         (c) NONTRANSFERABILITY. A Stock Appreciation Right granted under the Plan shall be transferable only when the Option to which it relates is transferable.

     9.2 OTHER TERMS AND CONDITIONS. Option Agreements reflecting Stock Appreciation Rights which are granted under the Plan may contain such other terms and as are conditions not inconsistent with the provisions of the Plan as the Committee may deem appropriate from time to time.

     9.3 NOTIFICATION OF REQUEST TO EXERCISE.

         (a) The Optionee shall request the Committee's approval to exercise a Stock Appreciation Right by written notice to the Secretary of the Company at the principal executive offices of the Company. Such written notice shall state the number of Shares subject to the Option for which approval of the exercise of the Stock Appreciation Right is requested and the Optionee's preferred form of payment of the Stock Appreciation Right, as hereinafter provided. The Optionee may indicate his or her preference to receive payment of the Stock Appreciation Right in cash or in a combination thereof. Notwithstanding anything to the contrary contained herein, the Committee shall have absolute discretion in determining whether the request for approval of the exercise of the Stock Appreciation Right shall be approved and, if such approval is given, whether payment shall be made in cash or in a combination thereof.

         (b) Within thirty (30) days after the delivery to the Secretary of the Optionee's request to exercise the Stock Appreciation Right as provided above, the Committee shall inform the Optionee in writing of its determination to the Optionee. The Optionee must act on any approved exercise of a Stock Appreciation Right within thirty (30) days after the date of such determination by the Committee (or such longer period as may be permitted by the Committee) and in accordance with the terms approved by the Committee. Exercise shall be by written notice actually delivered, or mailed by certified or registered mail, return receipt requested, to the Secretary of the Company at the principal executive office of the Company.

     9.4 EFFECT OF EXERCISE. Upon exercise of a Stock Appreciation Right, the Option to which it relates shall lapse with respect to the Shares as to which the Stock Appreciation Right is exercised and such Shares shall not be available for further grant of Options.

                                  Section 10.
                            Securities Registration

     Each Option Agreement may provide that, upon the receipt of Shares as a result of the surrender or exercise of an Option, the Consultant, Director or Key Employee shall, if so requested by the Company, hold such Shares for investment and not with a view of resale or distribution to the public and, if so requested by the Company, shall deliver to the Company a written statement satisfactory to the Company to that effect. Each Option Agreement also may provide that, if so requested by the Company, the Consultant, Director or Key Employee shall make a written representation to the Company that he or she will not sell or offer to sell any of such Shares unless a registration statement shall be in effect with respect to such Shares under the Securities Act of 1933, as amended ("1933 Act") and any applicable state securities law or unless he or she shall have furnished to the Company an opinion, in form and substance satisfactory to the Company, of legal counsel acceptable to the Company, that such registration is not required. Certificates representing the Shares transferred upon the exercise or surrender of an Option granted under this Plan may at the discretion of the Company bear a legend to the effect that such Shares have not been registered under the 1933 Act or any applicable state securities law and that such Shares may not be sold or offered for sale in the absence of an effective registration statement as to such Shares under the 1933 Act and any applicable state securities law or an opinion, in form and substance satisfactory to the Company, of legal counsel acceptable to the Company, that such registration is not required.

                                  Section 11.
                         Sale or Merger of the Company

     If the Company agrees to sell substantially all of its assets for cash or property or for a combination of cash and property or agrees to any merger, consolidation, reorganization, division or other transaction in which Shares are converted into another security or into the right to receive securities or property and such agreement does not provide for the assumption or substitution of the Options granted under this Plan, each Option at the direction and discretion of the Board, or as is otherwise provided in the Option Agreements, may be cancelled unilaterally by the Company in exchange for the whole Shares (or, subject to satisfying the conditions to the exemption under Rule 16b-3 or any successor exemption to Section 16(b) of the Exchange Act, for the whole Shares and the cash in lieu of a fractional Share) which each Optionee otherwise would receive if he or she had the right to surrender his or her outstanding Option in full under Section 11 of this Plan and he or she exercised that right exclusively for Shares on a date fixed by the Board which comes before such sale or other corporate transaction.

                                  Section 12.
                       Termination and Amendment of Plan

     The Board may amend, terminate or suspend the Plan at any time, in its sole and absolute discretion; provided, however, that if required to qualify the Plan under Rule 16b-3 promulgated under Section 16 of the Exchange Act, no amendment shall be made more than once every six months that would change the amount, price or timing of the Annual Grants and Interim Grants, other than to comport with changes in the Code, or the rules and regulations promulgated thereunder; and provided, further, that if required to qualify the Plan under Rule 16b-3, no amendment shall be made without the approval of the Company's stockholders that would (a) materially increase the number of Shares that may be issued under the Plan; (b) materially modify the requirements as to eligibility for participation in the Plan; or (c) otherwise materially increase the benefits accruing to participants under the Plan.

                                  Section 13.
                        Amendment or Termination of Plan

     This Plan may be amended by the Board from time to time to the extent that the Board deems necessary or appropriate; provided, however, no such amendment shall be made absent the approval of the shareholders of the

Company (1) to increase the number of Shares reserved under Section 3 except as set forth in Section 3.2, (2) to extend the maximum life of the Plan or the maximum exercise period under Section 7.4, (3) to decrease the minimum Exercise Price under Section 7.2, or (4) to change the designation of Consultants, Directors or Key Employees eligible for Options under Section 7.1. The Board also may suspend the granting of Options under this Plan at any time and may terminate this Plan at any time; provided, however, the Company shall not have the right to modify, amend or cancel any Option granted before such suspension or termination unless (1) the Optionee consents in writing to such modification, amendment or cancellation or (2) there is a dissolution or liquidation of the Company or a transaction described in Section 3.2 or Section 11 of this Plan.

                                  Section 14.
                                 Miscellaneous

     14.1 SHAREHOLDER RIGHTS. No Consultant, Director or Key Employee shall have any rights as a shareholder of the Company as a result of the grant of an Option to him or to her under this Plan or his or her exercise or surrender of such Option pending the actual delivery of Shares subject to such Option to such Consultant, Director or Key Employee.

     14.2 NO CONTRACT OF EMPLOYMENT. The grant of an Option to a Key Employee under this Plan shall not constitute a contract of employment and shall not confer on a Key Employee any rights upon his or her termination of employment in addition to those rights, if any, expressly set forth in the Option Agreement which evidences his or her Option.

     14.3 WITHHOLDING. The exercise or surrender of any Option granted under this Plan shall constitute the Optionee's full and complete consent to whatever action the Committee directs to satisfy the federal and state tax withholding requirements, if any, which the Committee in its discretion deems applicable to such exercise or surrender. In addition to and at the time of payment of the Exercise Price, the Optionee shall pay to the Company in cash the full amount of any federal, state and local income, employment or other taxes required to be withheld from the income of such Optionee as a result of such exercise; provided, however, that in the discretion of the Committee any Option Agreement may provide that all or any portion of such tax obligations, together with additional taxes not exceeding the actual additional taxes to be owed by the Optionee as a result of such exercise, may, upon the irrevocable election of the Optionee, be paid by tendering to the Company whole Shares of Common Stock duly endorsed for transfer and owned by the Optionee, or by authorizing the Company to withhold Shares of Common Stock otherwise issuable upon exercise of the Option, in either case in that number of Shares having a Fair Market Value on the date of exercise equal to the amount of such taxes thereby being paid, in all cases subject to such restrictions as the Committee may from time to time determine, including any such restrictions as may be necessary or appropriate to satisfy the conditions of the exemption set forth in Rule 16b-3 under the Exchange Act.

     14.4 TRANSFER. The transfer of a Key Employee between or among the Company, a Subsidiary or a Parent shall not be treated as a termination of his or her employment under this Plan.

     14.5 CONSTRUCTION. This Plan shall be construed under the laws of the State of Georgia.

                                   EXHIBIT B
                    TO HARBINGER CORPORATION PROXY STATEMENT
                    FOR 1996 ANNUAL MEETING OF SHAREHOLDERS

                   AMENDED AND RESTATED HARBINGER CORPORATION
                          EMPLOYEE STOCK PURCHASE PLAN

                              AMENDED AND RESTATED
                             HARBINGER CORPORATION
                          EMPLOYEE STOCK PURCHASE PLAN


      1.   Purpose.

      The Amended and Restated Harbinger Corporation Employee Stock Purchase Plan (the "Plan") is intended to encourage employee stock ownership by offering employees of Harbinger Corporation and its subsidiaries Purchase Rights (as such term is defined in Section 2) to purchase shares of Common Stock. The Plan is intended to operate as a bifurcated plan, providing benefits as an "employee stock purchase plan" as defined in Section 423 of the Internal Revenue Code of 1986, as amended ("Code"), to those employees eligible to participate in and receive benefits under such a plan, and providing similar benefits through an employee stock purchase plan not intended to satisfy Code Section 423 to eligible employees who may not benefit under a plan satisfying Code Section
423. The provisions of the Plan shall, accordingly, be construed so as to comply with the requirements of Section 423 of the Code, whenever possible.

      2.   Definitions.

     "BASE PAY" means regular straight-time and overtime earnings received from the Company, excluding payments for incentive compensation, bonuses and other special payments.

     "BOARD" mean the Board of Directors of the Harbinger Corporation.

     "COMMITTEE" means the Compensation Committee of the Board.

     "COMMON STOCK" or "STOCK" means the Common Stock, par value $.001 per share, of Harbinger Corporation, and any other stock or securities (including any other share or securities of an entity other than Harbinger Corporation) for or into which the outstanding shares of such stock are hereinafter exchanged or changed.

     "COMPANY" means Harbinger Corporation.

     "CUSTODIAN" means Smith Barney, Inc., whose address is 388 Greenwich Street, 28th Floor, New York, New York 10013, or such other person as the Committee shall designate from time to time.

     "EFFECTIVE DATE" means the date set by the Board for the Plan to become effective, which date shall be the first day of a Purchase Period, and which shall be at least one hundred and eighty (180) days after the effective date of the initial public offering for Harbinger Corporation, or such earlier date as is approved by the underwriter of such initial offering. The Effective Date shall be subject to shareholder approval pursuant to Section 17.

     "EXERCISE DATE" means the last day of a Purchase Period (as such term is defined in Section 4(b) hereof), on which date all Participants' outstanding Purchase Rights will automatically be exercised.

     "FAIR MARKET VALUE" means the closing "asked" price of the shares of Stock in the over-the-counter market on the day on which such value is to be determined or, if such "asked" price is not available, the last sales price on such day or, if no shares were traded on such day, on the next preceding day on which the shares were traded, as reported by the National Association of Securities Dealers Automatic Quotation System (NASDAQ) or other national quotation service. If the shares are listed on a National Securities Exchange, "fair market value" means the closing price of the shares on such National Securities Exchange on the day of which such value is to be determined or, if no shares were traded on such day, on the next preceding day on which shares were traded, as reported by National Quotation Bureau, Inc. or other national quotation service. If at any time shares of Common Stock are not traded on an exchange or in the over-the-counter market, Fair Market Value shall be the value determined by the Board of Directors or Committee administering the Plan, taking into consideration those factors affecting or reflecting value which they deem appropriate.

     "NASDAQ" means the National Association of Securities Dealers Automated Quotation System.

     "PARTICIPANT" means an employee of the Company or of a parent or subsidiary of the Company who has enrolled in the Plan by completing a Participation Form (as such term is defined in Section 5 hereof) with the Plan Administrator. For purposes of the Plan, a parent means a company which owns a majority interest in the Company and effectively controls the Company, and a subsidiary means a company in which the Company owns a majority interest and which the Company effectively controls. For purposes of employees participating in the portion of the Plan satisfying Code Section 423, the terms parent and subsidiary have the meanings set forth in Code Sections 424(e) and
(f), respectively.

     "PLAN ADMINISTRATOR" means the Director of Human Resources of the Company, or any such other person so designated by the Committee.

     "PURCHASE PERIOD" means a calendar quarter period as defined in Section 4(b) hereof.

     "PURCHASE RIGHT" means a Participant's option to purchase shares of Common Stock that is deemed to be granted to a Participant during a Purchase Period pursuant to Section 7.

     "SECTION 16(B) INSIDER" means those persons subject to the requirements of
Section 16(b) of the Securities Exchange Act of 1934, as amended.

     "TRADING DAY" refers to a day during which the NASDAQ National Market System is available for trading shares of Common Stock.

      3.  Eligibility.

      (a) Participation in the Plan is voluntary. All full-time employees of the Company, including officers and directors who are full-time employees but who are not members of the Committee, who have completed at least six (6) months of continuous service with the Company are eligible to participate in the Plan.
The employee's entry date in the Plan shall be the first day of the Purchase Period immediately following the date the employee has satisfied the eligibility provisions. Full-time employees mean those employees who work at least twenty (20) hours per week and for more than five (5) months in any calendar year.

      (b) Notwithstanding any provision of the Plan to the contrary, no employee may participate in that part of the Plan which is intended to satisfy Code
Section 423 if prior to the grant of Purchase Rights or if following a grant of Purchase Rights under the Plan, the employee would own, directly or by attribution, stock, Purchase Rights or other stock options to purchase stock representing five percent (5%) or more of the total combined voting power or value of all classes of the Company's stock as defined in Code Section 423(b)(3).

      4.  Securities Subject to the Plan and Purchase Periods.

      (a) The maximum number of shares which may be granted and purchased under the Plan may not exceed One Hundred and Fifty Thousand (150,000) shares of Common Stock (subject to adjustment as provided in Section 15), which may be authorized but unissued shares, re-acquired shares or shares bought on the open market. If any Purchase Right granted shall expire or terminate for any reason without having been exercised in full, the unpurchased shares of Common Stock shall again become available for purposes of the Plan, unless the Plan has been terminated.

      (b) Purchase Period means each three month calendar quarter period, beginning on January 1, April 1, July 1, and October 1, with the first such Purchase Period beginning concurrently with the Effective Date of the Plan.

      5.  Participation.

     Eligible employees become Participants in the Plan by authorizing payroll deductions for the purpose through a "Participation Form" filed with the Plan Administrator no later than fifteen (15) days prior to the start date of a Purchase Period.

      6.  Payroll Deductions.

      (a) In order to purchase Common Stock each Participant must elect and indicate on the Participation Form the amount he/she wishes to authorize the Company to deduct at regular payroll intervals during the Purchase period, expressed either as (1) an integral percentage amount ranging from one percent (1%) to fifteen percent (15%) of such Participant's Base Pay for the applicable payroll period, with a minimum deduction of $10.00 per payday during the Purchase Period, or (2) a dollar amount to be deducted pro rata at regular payroll intervals during the Purchase Period, with a minimum deduction of $10 per payday and a maximum dollar amount per payday to be set by the Committee. The Committee shall determine from time to time whether method (1) or (2), or both, shall be utilized. The Participation Form will include authorization for the Company to make payroll deductions from the Participant's Base Pay.

      (b) A Participant may not be granted Purchase Rights under the Plan with respect to more than Fifteen Thousand Dollars ($15,000.00) worth of Common Stock for any calendar year such Purchase Rights to purchase Common Stock are outstanding pursuant to the terms of the Plan. The Fifteen Thousand Dollar ($15,000.00) limit is determined according to the Fair Market Value of the Common Stock on the first day (the grant date) of the Purchase Period. Participants will be notified if these limitations become applicable to them.

      (c) The amounts deducted from the Participant's Base Pay shall be credited to a bookkeeping account established in the Participant's name under the Plan, but no actual separate account will be established by the Company to hold such amounts. There shall be no interest paid on the balance credited to a Participant's account. Amounts deducted from the participant's Base Pay may be commingled with the general assets of the Company and may be used for its general corporate purposes prior to the purchase of Common Stock for a Purchase Period.

      (d) Payroll deductions shall begin on the first payday of each Purchase Period, and shall end on the last payday of each Purchase Period. Eligible employees may participate in the Plan and purchase shares only through payroll deductions. Notwithstanding the above, a Participant on an approved leave of absence may continue participating in the Plan by making cash payments to the Company within a normal pay period equal to the amount of the normal payroll deduction had a leave of absence not occurred. The right of a Participant on an approved leave of absence to continue participating in the Plan shall terminate upon the expiration of twelve (12) weeks of leave, unless the Participant's right to re-employment by the Company after a longer leave is guaranteed by statute or contract, in which case termination of the right to participate will occur upon the expiration of such extended period.

      (e) So long as a Participant remains an employee of the Company, payroll deductions will continue in effect from Purchase Period to Purchase Period, unless at least fifteen (15) calendar days prior to the first day of the next succeeding Purchase Period the Participant:

          (i) elects a different rate by filing a new Participation Form with the Plan Administrator; or

          (ii)  withdraws from the Plan in accordance with Section 9 hereof.

      (f) Unless a Participant files with the Plan Administrator a new Participation Form electing to withdraw prior to fifteen (15) calendar days before the beginning of the next Purchase Period as permitted under the Plan, such Participant's payroll deductions will continue throughout the next Purchase Period and his or her Purchase Right to purchase Common Stock will be deemed to be fully and automatically exercised on the last day of such Purchase Period with respect to payroll deductions made during that Purchase Period.

      7.   Grant of Purchase Right.

      (a) Subject to the effective date provisions of Section 17, at 5:01 p.m. Eastern Standard Time, on the last day of each Purchase Period (the Exercise
Date), each Participant who has not withdrawn from the Plan pursuant to Section 9 shall be deemed to have been granted a Purchase Right as of the first day of the Purchase Period to purchase as many full shares of Common Stock as can be purchased with the balance credited to such Participant's account as of the Exercise Date.

      (b) The price at which each Purchase Right to purchase Common Stock shall be exercised is the lower of:

          (i) 85% of the Fair Market Value of the Common Stock on the NASDAQ National Market System on the first Trading Day of a Purchase Period; or

          (ii) 85% of the Fair Market Value of the Common Stock on the NASDAQ National Market System on the last Trading Day of such Purchase Period.

      (c) The number of shares purchasable by each Participant per Purchase Period will be the number of whole and fractional shares obtained by dividing the amount credited to the Participant's Account as of the Exercise Date in the Purchase Period by the purchase price in effect for the Purchase Period.

      (d) A Participant may not purchase shares of Stock with a Fair Market Value exceeding Three Thousand, Seven Hundred and Fifty Dollars ($3,750) for any particular Purchase Period. The Committee has the power, exercisable at any time prior to the start of a Purchase Period, to increase or decrease the dollar value maximum for that Purchase Period, subject to the limitations in
Section 6(b). The maximum, as thus adjusted, will continue in effect from Purchase Period to Purchase Period until the Committee once exercises its power to adjust the maximum.

      8.   Exercise of Purchase Right.

      (a) Subject to the effective date provisions of Section 17, each outstanding Purchase Right shall be deemed automatically exercised as of 5:01 p.m. of the Exercise Date (the last day of the Purchase Period). The exercise of the Purchase Right is accomplished by applying the balance credited to each Participant's account as of the Exercise Date to the purchase on the Exercise Date of whole and fractional shares of Common Stock at the purchase price in effect for the Purchase Period.

      (b)  If a Participant purchases the maximum share amount set forth in
Section 7(d), any amount not applied to the purchase of Common Stock for that Purchase Period will be held for the purchase of Stock in the next Purchase Period.

      (c) If the number of Shares for which Purchase Rights are exercised exceeds the number of Shares available in any Purchase Period under the Plan, the Shares available for exercise will be allocated by the Plan Administrator pro rata among the Participants in such Purchase Period in proportion to the relative amounts credited to their accounts. Any amounts not thereby applied to the purchase of Common Stock under the Plan will be refunded to the Participants after the end of the Purchase Period.

      9.   Withdrawal and Termination of Purchase Rights.

      (a) A Participant may withdraw from the Plan during a Purchase Period by providing written notice to the Plan Administrator on or before 5:00 p.m. of the last business day of such Purchase Period. Such withdrawal will become effective upon receipt by the Plan Administrator of such notice, and payroll deductions will cease as soon as is administratively feasible from the date of such notice, and no additional payroll deductions will be made on behalf of such Participant during the Purchase Period. Such notice shall be on a form (the "Withdrawal Form") provided by the Plan Administrator for that purpose. The Withdrawal Form will permit such a Participant to elect to receive all accumulated payroll deductions as a refund without penalty or to exercise such Participant's outstanding Purchase Rights to purchase Stock on the following Exercise Date in the amount of all payroll deductions withheld during the Purchase Period prior to the Participant's withdrawal.

      (b) Any Participant (other than a Section 16(b) Insider) who withdraws from the Plan pursuant to Section 9(a) will not be eligible to rejoin the Plan until the second (2nd) Purchase Period following the Purchase Period of withdrawal. A Participant wishing to resume participation may re-enroll in the Plan by completing and filing a new Participation Form for a subsequent Purchase Period by following the applicable enrollment procedures.

      (c) In the event a Participant who is a Section 16(b) Insider ceases participation in the Plan, whether as a result of withdrawal during a Purchase Period or of such Participant's decision to discontinue his or her enrollment for subsequent Purchase Periods, such insider may not re-enroll in the Plan until the Purchase Period beginning coincident with or immediately following the expiration of a six (6) month period beginning upon the effective date of such Section 16(b) Insider's withdrawal from the Plan.

      (d) If a Participant ceases to be an employee of the Company for any reason during a Purchase Period, his or her outstanding Purchase Right will immediately terminate, and all sums previously collected from such Participant during such Purchase Period under the terminated Purchase Right will be refunded to the Participant.

      10. Rights as Shareholder.

      (a) A Participant is not a shareholder in shares to be purchased during a Purchase Period until the Purchase Right is exercised on the Exercise Date. Thus, a Participant will not have a right to any dividend or distribution made prior to the Exercise Date on shares of Common Stock purchased during the Purchase Period.

      (b) Upon a written request made to the Custodian, the Participant will be entitled to receive, as soon as practicable after the Exercise Date, a stock certificate for the number of purchased shares The Custodian may impose upon, or pass through to, the Participant a reasonable fee for the transfer of shares of Common Stock in the form of stock certificates from the Custodian to the Participant. It is the responsibility of each Participant to keep his or her address current with the Company through the Plan Administrator and with the Custodian.

      11. Sale of Common Stock Acquired Under the Plan.

      (a) Participants may sell the shares of Common Stock they acquire under the Plan only in compliance with the restrictions set forth below.

          (i) Section 16(b) Insiders may be subject to certain restrictions in connection with their transactions under the Plan and with respect to the sale of shares of Stock obtained under the Plan, including, but not limited to, the Company's Insider Trading Policy.

          (ii) Sales of Stock obtained under the Plan by a Participant must comply with the Company's Insider Trading Policy, as the same may exist from time to time.

          (iii) No Participant purchasing shares of Common Stock under the Plan shall be entitled to sell such shares of Stock until the first day of the second (2nd) Purchase Period immediately following the Purchase Period in which the shares of Stock were obtained. For purposes of this restriction, the Company may, at its option, include the following legend on any certificates representing the Stock so purchased:

      "The shares represented by this Certificate are subject to certain restrictions on sale and disposition contained in the Amended and Restated Harbinger Corporation Employee Stock Purchase Plan, a copy of which is on file with the Corporation."

      (b) The Participant understands and agrees that, in order to insure compliance with the restrictions referred to herein, the Company may issue appropriate "stop transfer" instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

      (c) A Participant shall immediately inform the Plan Administrator in writing if the Participant transfers any shares purchased through the Plan within two (2) years from the date of grant of the related Purchase Right. Such transfer shall include disposition by sale, gift or other manner. The Participant may be requested to disclose the manner of the transfer, the date of the transfer, the number of shares involved and the transfer price. By executing the Participation Form, each Participant obligates himself or herself to provide such information to the Plan Administrator.

      (d) The Company is authorized to withhold from any payment to be made to a Participant, including any payroll and other payments not related to the Plan, amounts of withholding and other taxes due in connection with any transaction under the Plan, and a Participant's enrollment in the Plan will be deemed to constitute his or her consent to such withholding.

      12. Plan Administration.

      (a) The Plan shall be administered by the Committee. No member of the Board will be eligible to participate in the Plan during his or her period of Committee service.

      (b) The Committee shall have the plenary power, subject to and within the limited of the express provisions of the Plan:

          (i) to determine the commencement and termination date of the offering of Common Stock under the Plan; and

          (ii) to interpret the terms of the Plan, established and revoke rules for the administration of the Plan and correct or reconcile any defect or inconsistency in the Plan.

      (c) The Committee may delegate all or part of its authority to administer the Plan to the Plan Administrator, who may in turn delegate the day-to-day operations of the Plan to the Custodian. The Custodian will establish and maintain, as agent for the Participants, accounts for the purpose of holding shares of Common Stock and/or cash contributions as may be necessary or desirable for the administration of the Plan.

      (d) The Board may waive or modify any requirement that a notice or election be made or filed under the Plan a specified period in advance in an individual case or by adoption of a rule or regulation under the Plan, without the necessity of an amendment to the Plan.

      13. Transferability.

      (a) Any account maintained by the Custodian for the benefit of a Participant with respect to shares acquired pursuant to the Plan may only be in the name of the Participant; provided, however, that the Participant may elect to maintain such account with right of joint ownership with such Participant's spouse. Such election may only be made on a form (the "Joint Account Form") provided by the Company.

      (b) Neither payroll deductions credited to a Participant's account nor any Purchase Rights or other rights to acquire Common Stock under the Plan may be assigned, transferred, pledged or otherwise disposed of by Participants other than by will or the laws of descent and distribution and, during the lifetime of a Participant, Purchase Rights may be exercised only by the Participant.

     14.  Merger or Liquidation of the Company.

     In the event the Company merges with another corporation and the Company is not the surviving entity, or in the event all or substantially all of the stock or assets of the Company is acquired by another company, or in the event of certain other similar transactions, the Committee may, in its sole discretion and in connection with such transaction, cancel each outstanding Purchase Right and refund all sums previously collected from Participants under the canceled outstanding Purchase Rights, or, in its discretion, cause each Participant with outstanding Purchase Rights to have his or her outstanding Purchase Right exercised immediately prior to such transaction and thereby have the balance of his or her account applied to the purchase of whole and fractional shares of Common Stock (subject to the maximum dollar limitation of Section 7(d)) at the purchase price in effect for the Purchase Period, which would be treated as ending with the effective date of such transaction. The balance of the account not so applied with be refunded to the Participant. In the event of a merger in which the Company is the surviving entity, each Participant is entitled to receive, for each share as to which such Participant's Outstanding Purchase Rights are exercised as nearly as reasonably may be determined by the Committee, in its sole discretion, the securities or property that a holder of one share of Common Stock was entitled to receive upon the merger.

     15.  Adjustment for Changes in Capitalization.

     To prevent dilution or enlargement of the rights of Participants under the Plan, appropriate adjustments may be made in the event any change is made to the Company's outstanding Common Stock by reason of any stock dividend, stock split, combination of shares, exchange of shares or other change in the Common Stock effected without the Company's receipt of consideration. Adjustments may be made to the maximum number and class of securities issuable under the Plan, the maximum number and class of securities purchasable per outstanding Purchase Right and the number and class of securities and price per share in effect under each outstanding Purchase Right. Any such adjustments may be made retroactively effective to the beginning of the Purchase Period in which the change in capitalization occurs, and any such adjustment will be made by the Committee in its sole discretion.

     16.  Amendment and Termination.

     The Committee may terminate or amend the Plan at any time, subject to the following restrictions. First, the provisions of Sections 4, 5, 6, 7 and 8 which govern the formula for the automatic grant of Purchase Rights under the Plan may not be amended more than once in any six (6) month period. Second, any termination or amendment made to the Plan may not affect or change Purchase Rights previously granted under the Plan without the consent of the affected Participant, and any amendment that materially increases the benefits or number of shares under the Plan (except for certain allowable adjustments in the event of changes to the Company's capital structure or for changes authorized by the Plan to be made by the Committee or the Plan Administrator) or materially modifies the eligibility requirements of the Plan shall be subject to shareholder approval. If not sooner terminated by the Committee, the Plan shall terminate at the time Purchase Rights have been exercised with respect to all shares of Common Stock reserved for grant under the Plan.

     17.  Shareholder Approval and Effective Date.

     The Plan is subject to the approval of shareholders of the Company holding a majority of the shares of the Common Stock.

     The Plan (as amended and restated) shall be deemed to have been adopted as of the Effective Date (January 1, 1996) upon the date of its approval by the shareholders of the Company. Until the Plan is approved by the shareholders, no Purchase Rights shall be deemed granted or exercised under Sections 7 and 8. Upon approval of the Plan by the Company's shareholders, Purchase Rights shall be deemed granted and exercised as of the appropriate dates in the Plan as of the Effective Date, and shares of Stock purchased shall be deemed purchased as of the applicable Exercise Date. In the event the Plan is not approved by the shareholders on or before June 30, 1996, the Plan shall be deemed not to have been adopted, and all payroll deduction amounts withheld on behalf of Participants pursuant to Section 6 shall be refunded to such Participants.

     18.  No Employment Rights.

     Participation in the Plan will not impose any obligations upon the Company to continue the employment of the Participant for any specific period and will not affect the right of the Company to terminate such person's employment at any time, with or without cause.

     19.  Costs.

     Except as set forth in Section 10(b), costs and expenses incurred in the administration of the Plan and the maintenance of accounts with the Custodian may be shared by the Participant and the Company, to the extent provided in this Section 19. Any brokerage fees and commissions for the purchase of Common Stock under the Plan (including shares of Common Stock purchased upon reinvestment of dividends and distributions) will be shared equally by the Participant and the Company, but any brokerage fees and commission for the sale of shares of Common Stock under the Plan by a Participant will be borne by such Participant.

     20.  Reports.

     After the close of each Purchase Period, each Participant in the Plan will receive a report from the Custodian indicating the amount of the Participant's contributions to the Plan during the Purchase Period, the amount of the contributions applied to the purchase of Common Stock for the Purchase Period, the purchase price per share in effect for the Purchase Period and the amount of the contributions (if any) carried over to the next Purchase Period.

     21.  Governing Law.

     The validity, construction and effect of the Plan and any rules and regulations relating to the Plan will be determined in accordance with laws of the State of Georgia, without giving effect to principles of conflicts of laws, and applicable Federal law.

     22.  Compliance with Legal and Other Requirements.

     The Plan, the granting and exercising of Purchase Rights hereunder, and the other obligations of the Company, the Plan Administrator and the Custodian under the Plan will be subject to all applicable federal and state laws, rules, and regulations, and to such approvals by any regulatory or governmental agency as may be required. The Company may, in its discretion, postpone the issuance or delivery of shares of Common Stock upon exercise of Purchase Rights until completion of such registration or qualification of such shares of Common Stock or other required action under any federal or state law, rule, or regulation, listing or other require action with respect to any automated quotation system or stock exchange upon which the shares of Common Stock or other Company securities are designated or listed, or compliance with any other contractual obligation of the Company, as the Company may consider appropriate, and may require any Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or deliver of shares of Common Stock in compliance with applicable laws, rules, and regulations, designation or listing requirements, or other contractual obligations.

     23.  Effect of Plan.

     The provisions of the Plan shall, in accordance with its terms, be binding upon and inure to the benefit of, all successors of each employee participating in the Plan, including, without limitation, such employee's estate and the executors, administrators or trustees thereof, heirs and legatees, and any receiver, trustee in bankruptcy or representative of creditors of such employee.

                                                                APPENDIX A

                             [FRONT OF PROXY CARD]

The shares represented by this proxy will be voted as directed by the stockholder. If no direction is given when the duly executed proxy is returned, such shares will be voted "FOR" all nominees in Proposal 1 and "FOR" Proposals 2, 3, 4 and 5.
                                                          I PLAN TO ATTEND
                                                               MEETING
                                                                 / /

--------------------------------------------------------------------------------------------------------------------------------
THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR ALL NOMINEES" IN PROPOSAL 1 AND "FOR" PROPOSALS 2, 3, 4 AND 5.
--------------------------------------------------------------------------------------------------------------------------------
Item 1 - Election of the following Nominees as Directors:  Howle, Savoy, Leach, Covey, King, Bell and Kivits
         FOR                   WITHHELD         Withheld for the following only
         all                   for all          (Write the name of the nominees(s) in the space below)
       Nominees                Nominees

         / /                     / /            ----------------------------------          / /
--------------------------------------------------------------------------------------------------------------------------------

Item 2 - Approval of            Item 3 - Approval of            Item 4 - Approval of              Item 5 - Ratification of
Company's 1996 Stock            the Amended and                 modification to the               Selection of KPMG Peat
Option Plan                     Restated Harbinger              Company's Amended and             Marwick LLP as Independent
                                Corporation Employee            Restated 1993 Stock               Auditors
                                Stock Purchase Plan             Option Plan for
                                                                Nonemployee Directors

For   Against  Abstain          For   Against  Abstain          For   Against  Abstain            For   Against  Abstain
/ /    / /     / /              / /    / /     / /              / /    / /     / /                / /    / /     / /
--------------------------------------------------------------------------------------------------------------------------------


                                                                       PLEASE MARK YOUR CHOICE LIKE THIS IN /X/ BLUE OR BLACK INK.
                                                                       Date
                                                                            ---------------------------------------------------
                                                                       Signature
                                                                                 ----------------------------------------------
                                                                       Signature if held jointly
--------------------------------           -----------------------                               ------------------------------
       ACCOUNT NUMBER                              COMMON              Please mark, date and sign as your name appears above and
                                                                       return in the enclosed envelope


------------------------------------------------------------------------------


                            [REVERSE OF PROXY CARD]

                             HARBINGER CORPORATION


                             1055 Lenox Park Blvd.
                               Atlanta, GA 30319


          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints C. Tycho Howle, David T. Leach and Joel G. Katz, and each of them, with full power of substitution, as Proxy, to represent and vote all the shares of Common Stock of Harbinger Corporation held of record by the undersigned on March 29, 1996, at the annual meeting of shareholders to be held on May 8, 1996 or any adjournment thereof, as designated on the reverse side hereof and in their discretion as to other matters.

     Please sign exactly as name appears on the reverse side. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                               (Please date and sign on reverse)
                                                     (Continued on reverse side)